UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Black Stone Minerals, L.P.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, Texas 77002

April 30, 2026

NOTICE OF ANNUAL MEETING OF LIMITED PARTNERS TO BE HELD ON JUNE 11, 2026

Dear Unitholders of Black Stone Minerals, L.P.:

Notice is hereby given that the 2026 annual meeting of limited partners (the “Annual Meeting”) of Black Stone Minerals, L.P. (the “Partnership”) will be held on June 11, 2026 at 12:00 p.m., Central Time, via live webcast, for the following purposes:

1.

to elect directors to the Board of Directors of Black Stone Minerals GP, L.L.C., the general partner of the Partnership (the “General Partner” and such Board of Directors, the “Board”), each to serve until the 2027 annual meeting of limited partners and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal;

2.	to ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as the Partnership’s independent registered public accounting firm for the year ending December 31, 2026;

3.	to approve, on a non-binding advisory basis, the compensation of the General Partner’s named executive officers for the year ended December 31, 2025; and

4.	to transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

You may attend the Annual Meeting via the Internet by registering online at https://register.proxypush.com/BSM. After registering, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. Because the Annual Meeting is completely virtual and being conducted via the Internet, you will not be able to attend the meeting in person.

The Board has fixed the close of business on April 13, 2026 as the record date for the Annual Meeting. Holders of record of the Partnership’s common units and preferred units as of the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), the Partnership is providing access to its proxy materials primarily via the Internet, rather than mailing paper copies of these materials to each unitholder. On or about April 30, 2026, the Partnership began mailing a Notice of Internet Availability of Proxy Materials to its unitholders of record detailing how to access the proxy materials electronically and how to submit a proxy by Internet, email, fax, or mail or vote during the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your units are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your units. Internet, email, and/or fax voting will also be offered to unitholders holding units in street name.

The Partnership urges you to review the proxy materials carefully and to submit your proxy or voting instructions as soon as possible so that your units will be represented at the Annual Meeting.

By Order of the Board,

/s/ Steve Putman
Steve Putman
Senior Vice President, General Counsel, and Secretary of Black Stone Minerals GP, L.L.C.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 11, 2026

The Notice of Annual Meeting, the Proxy Statement, a form of proxy card, and the Partnership’s Annual

Report on Form 10-K for the year ended December 31, 2025 are available at

https://app.vinylequity.com/proxy/e6b017f6-dcc0-4cac-9cde-6a3243c8cb82/documents

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, Texas 77002

PROXY STATEMENT

FOR

ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 11, 2026

i

ii

Black Stone Minerals, L.P.

1001 Fannin Street

Suite 2020

Houston, Texas 77002

PROXY STATEMENT

FOR

ANNUAL MEETING OF LIMITED PARTNERS

TO BE HELD ON JUNE 11, 2026

Unless the context clearly indicates otherwise, references to “we,” “our,” “us,” “the Partnership,” or like terms refer to Black Stone Minerals, L.P. and its subsidiaries.

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors of Black Stone Minerals GP, L.L.C., our general partner (the “General Partner” and such Board of Directors, the “Board”), for use at our 2026 annual meeting of limited partners (the “Annual Meeting”) to be held on June 11, 2026, at 12:00 p.m. Central Time, and at any adjournment or postponement thereof. We will hold the Annual Meeting virtually via live webcast on the Internet. You may register to attend online at https://register.proxypush.com/BSM. After registering, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. On or about April 30, 2026, we began mailing a Notice of Internet Availability of Proxy Materials to our unitholders of record detailing how to access the proxy materials electronically and how to submit a proxy by Internet, email, fax, or mail or vote during the Annual Meeting. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials.

If your units are held in street name, you will receive instructions from the holder of record detailing how to direct the voting of your units. Internet, email, and/or fax voting will also be offered to unitholders holding units in street name.

GENERAL INFORMATION

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for our unitholders to consider and act upon the proposals described in this Proxy Statement and upon any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on our performance and respond to questions from unitholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, unitholders will be asked to consider and vote upon the following proposals:

1.

Proposal 1: to elect directors to the Board, each to serve until the 2027 annual meeting of limited partners (the “2027 Annual Meeting”) and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal;

2.	Proposal 2: to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026; and

3.	Proposal 3: to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2025.

In addition, any other matters that properly come before the Annual Meeting or any adjournments or postponements thereof will be considered. Management is not presently aware of any other business to properly come before the Annual Meeting.

Recommendation of the Board

The Board recommends that you vote “FOR ALL” of the director nominees to the Board set forth in this Proxy Statement (Proposal 1), “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2), and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers for the year ended December 31, 2025 (Proposal 3).

Right to Vote

Pursuant to the First Amended and Restated Agreement of Limited Partnership of Black Stone Minerals, L.P., dated May 6, 2015, as amended (the “Partnership Agreement”), only holders of common units and preferred units on the Record Date (as defined below) are entitled to notice of, and to vote at, the Annual Meeting. Such unitholders will vote together as a single class. Holders of common units are entitled to one vote per unit at the Annual Meeting, and holders of preferred units are entitled to vote their preferred units on an “as-converted basis.”

If any person or group (other than the limited partners of Black Stone Minerals Company, L.P. (“BSMC”) prior to our initial public offering; their transferees; persons who acquired their units with the prior approval of the Board; holders of preferred units in connection with any vote, consent, or approval of the preferred units as a separate class; and persons who own 15% or more of any class as a result of any redemption or purchase of any other person’s units or similar action by us or any conversion of the preferred units at our option) beneficially owns 15% or more of any class of common units or preferred units as of the Record Date, that person or group will not be entitled to notice of, nor to vote at, the Annual Meeting.

In addition, solely with respect to the election of directors, the Partnership Agreement provides that we and the General Partner are not entitled to vote our units, if any, and such units will not be counted when calculating the required votes for the election of directors and will not be deemed outstanding for purposes of determining a quorum for the Annual Meeting. These units will not be treated as a separate class of partnership securities for purposes of the Partnership Agreement.

AP Basileia SPV, LLC (“AP Basileia”), the holder of all of our outstanding preferred units, has agreed to vote all of its preferred units and any other securities of the Partnership in accordance with the recommendations of the Board on all ordinary course matters submitted for approval of the limited partners, which includes Proposal 1, Proposal 2 and Proposal 3. For more information about this agreement, please see “Procedures for Review, Approval, and Ratification of Transactions with Related Persons—Certain Relationships and Related Party Transactions.”

The Board has fixed the close of business on April 13, 2026 as the record date (the “Record Date”) for the determination of unitholders entitled to notice of, and to vote at, the Annual Meeting. As of close of business on the Record Date, there were, outstanding and entitled to vote, 212,498,512 common units held by 352 holders of record and 14,711,219 preferred units held by 1 holder of record (representing 14,711,219 common units on an as-converted basis). In the aggregate, as of the Record Date, there were outstanding and entitled to vote 227,209,731 units.

A list of holders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1001 Fannin Street, Suite 2020, Houston, Texas, 77002 from April 30, 2026 to the date of our virtual Annual Meeting. A copy of this list will be provided to you at no charge upon written request to Investor Relations at Black Stone Minerals, L.P. at the above listed address. The list will also be available for inspection by any unitholder in attendance at the Annual Meeting.

Units held in a nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

Voting Procedures

Registered Holders

If, on the Record Date, you hold units that are registered directly in your name with our transfer agent, Vinyl Equity, Inc. (“Vinyl Equity”), you are considered a registered holder with respect to those units and entitled to notice of and to vote at the Annual Meeting. On or about April 30, 2026, we began mailing a Notice of Internet Availability of Proxy Materials to our registered holders of record detailing how to access the proxy materials electronically and how to submit a proxy by Internet, email, fax, or mail or vote during the Annual Meeting. As a registered holder of record, you may vote your units by one of the following methods:

•

By Internet. You may submit a proxy electronically via the Internet by following the on-screen instructions at https://app.vinylequity.com/voting/login. Please have your Notice of Internet Availability of Proxy Materials, which includes your personal control number, in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Internet Availability of Proxy Materials.

•	By Email. You may submit a marked, signed and dated proxy via email to proxy@vinylequity.com.

•	By Fax. You may submit a marked, signed and dated proxy via fax to +1 847-485-0486.

•	By Mail. If you request paper copies of the proxy materials, you may submit a proxy by signing, dating, and returning the proxy card by mail or overnight courier.

•	During the Annual Meeting. You may vote your units during the Annual Meeting, virtually via the Internet. Please read “—Attending the Annual Meeting.”

If you submit an executed proxy but do not give voting instructions as to how your units should be voted on a particular proposal at the Annual Meeting, your units will be voted in accordance with the recommendation of the Board as stated in this Proxy Statement. If you are a registered holder and you do not submit a proxy or vote virtually during the Annual Meeting, your units will not be voted on the proposals or counted for the purpose of establishing a quorum at the Annual Meeting.

If you receive more than one Notice of Internet Availability of Proxy Materials, it is because your units are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice of Internet Availability of Proxy Materials received to ensure that all your units are voted.

Beneficial Owners

If you hold units in an account with a brokerage firm, bank, or other nominee, then you are a beneficial owner with respect to these units and hold such units in “street name.” If you are a beneficial owner of units on the Record Date, the brokerage firm, bank, or other nominee (the “intermediary”) will provide instructions detailing how to direct the voting of your units through the intermediary. The intermediary that holds your units is considered the holder of record for purposes of voting at the Annual Meeting. Internet, email, and/or fax voting is also generally offered to unitholders holding units in street name, but you must follow the instructions provided by the intermediary.

As a beneficial owner, you are also invited to attend the Annual Meeting virtually. However, since you are not the holder of record, you may not vote your units during the Annual Meeting unless you follow your intermediary’s procedures for obtaining a legal proxy.

After obtaining a valid legal proxy from your intermediary, to then register to vote at the Annual Meeting virtually, you must submit proof of your legal proxy reflecting the number of your units along with your name and email address to Vinyl Equity. Requests for registration should be directed to proxy@vinylequity.com or to facsimile number +1 847-485-0486. Written requests can be mailed to:

Vinyl Equity, Inc.

Attn: Proxy

PO Box 247

Winnetka, IL 60093

Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m., Central Time, on June 10, 2026.

You will receive a confirmation of your registration and a 16-digit voter control number by email issued by Vinyl Equity after we receive your registration materials. You may attend the Annual Meeting virtually and vote your units during the meeting. To attend the meeting register online at https://register.proxypush.com/BSM. After registering, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time so that you have sufficient time to check in. Please read “—Attending the Annual Meeting.”

If you do not vote your units during the Annual Meeting or instruct the intermediary how to vote your units, the intermediary may vote your units as it decides for each matter for which it has discretionary authority under New York Stock Exchange (“NYSE”) rules. The election of directors (Proposal 1) and approval of the compensation of our named executive officers (Proposal 3) are non-discretionary matters, meaning that intermediaries do not have discretionary authority to vote unless they receive timely instruction from you. As such, for Proposals 1 and 3 to be voted on at the Annual Meeting, you must provide timely instructions on how the intermediary should vote your units. When an intermediary does not have discretion to vote on a particular matter, you have not given timely instructions on how the intermediary should vote your units, and the intermediary indicates it does not have authority to vote such units on its proxy, a “broker non-vote” results. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters, and, as such, broker non-votes will not be counted as a vote “FOR” or “AGAINST” Proposals 1 and 3.

The ratification of the appointment of our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2) is a discretionary matter on which intermediaries may vote in the absence of timely instructions from you.

Attending the Annual Meeting

Only unitholders of record or their legal proxy holders as of the Record Date may attend the Annual Meeting. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the meeting by registering online at https://register.proxypush.com/BSM. After registering, you will receive a confirmation email and an email approximately one hour prior to the start of the meeting to the email address you provided during registration with a unique link to the virtual meeting. In order to vote or submit a question during the Annual Meeting, you will need a 16-digit voter control number included on your Notice of Internet Availability of Proxy Materials or proxy card, or provided by Vinyl Equity if you are a beneficial owner. If you do not have a 16-digit voter control number issued by Vinyl Equity you will be able to listen to the meeting only by registering as a guest. You will not be able to vote or submit your questions during the meeting.

The Annual Meeting will be held at 12:00 p.m., Central Time.

Revoking Your Proxy

If you are a registered holder, you may change your vote or revoke your proxy at any time before the units are voted at the Annual Meeting by:

•	timely delivering a valid, later-dated, executed proxy card by mail;

•

timely submitting a proxy with new voting instructions through the Internet, email, or by fax prior to the time the Internet, email, and fax voting facilities are closed and no longer available (the date and time of which is specified on the Notice of Internet Availability of Proxy Materials);

•	attending and voting, virtually via the Internet (attending the meeting without voting will not revoke any previously submitted proxy); or

•	filing a written notice of revocation on or before the date of the Annual Meeting with the General Counsel of Black Stone Minerals, L.P., at 1001 Fannin Street, Suite 2020, Houston, Texas, 77002.

If you are a beneficial owner and you submit voting instructions to your intermediary, you may change your vote by submitting new voting instructions in accordance with such intermediary’s procedures.

Quorum

The holders of a majority of the common units and preferred units (on an as-converted basis), in the aggregate, represented by virtual attendance or by proxy shall constitute a quorum at the Annual Meeting, unless any such action requires approval by holders of a greater percentage of the units, in which case the quorum shall be the greater percentage. Proxies received but marked as abstentions and broker non-votes will be included in the number of units considered to be present at the Annual Meeting for purposes of establishing a quorum. The unitholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough unitholders to leave less than a quorum. In the absence of a quorum, the Annual Meeting may be adjourned from time to time until a quorum is obtained, but no other business may be transacted, except as otherwise provided in the Partnership Agreement.

Required Votes

Election of Directors (Proposal 1)

Pursuant to the Partnership Agreement, the directors of the Board are elected by a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. Each unitholder entitled to vote at the Annual Meeting is entitled to cumulate his or her votes in the election of directors and give one candidate, or divide among any number of candidates, a number of votes equal to the product of (x) the number of common units and preferred units (on an as-converted basis) held by the unitholder, multiplied by (y) the number of directors to be elected at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on the election of directors. In addition, as described below under “Majority Voting Policy,” each of the incumbent director nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board.

Ratification of our Independent Registered Public Accounting Firm (Proposal 2)

Pursuant to the Partnership Agreement, the proposal to ratify the appointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2026 requires approval by a majority of the votes cast by the unitholders entitled to vote at the Annual Meeting. Abstentions will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. Because intermediaries will have discretion to vote units without the direction of their clients with respect to this proposal, there will not be any broker non-votes with respect to this proposal.

Approval of the Compensation of our Named Executive Officers (Proposal 3)

Pursuant to the Partnership Agreement, the proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers for the year ended December 31, 2025 requires approval by a majority of the votes cast by the unitholders entitled to vote at the virtual Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. While this vote does not bind the Board to any particular action, the Board values the input of the limited partners and will take into account the outcome of this vote when considering future compensation arrangements.

Solicitation of Proxies

This solicitation of proxies is being made by the Board, and we will bear all costs incurred in the solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our units. We may solicit proxies by mail, email, fax, or via the Internet through our executive officers, directors, and other management employees, who will receive no additional compensation for their services.

2025 Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available on our website at www.blackstoneminerals.com in the “SEC Filings” subsection of the “Investors” section. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be furnished at no charge to each unitholder to whom a Notice of Internet Availability of Proxy Materials is delivered upon the written request of such person addressed to Investor Relations at Black Stone Minerals, L.P., 1001 Fannin Street, Suite 2020, Houston, Texas, 77002.

PROPOSAL 1—ELECTION OF DIRECTORS

At the recommendation of the Nominating and Governance Committee of the Board, the Board has nominated the following individuals for election as directors of the Board, each to serve until the 2027 Annual Meeting and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal:

Thomas L. Carter, Jr.

Fowler T. Carter

H. Taylor DeWalch

Carin M. Barth

D. Mark DeWalch

Anne L. Hamman

Jerry V. Kyle, Jr.

Michael C. Linn

Ashley J. Longmaid

William E. Randall

Alexander D. Stuart

James W. Whitehead

Each director nominee is currently serving on the Board. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described below in each director’s biographical information under the heading “Executive Officers and Directors.”

The election of directors in this Proposal 1 requires the affirmative vote of a plurality of the votes cast by the unitholders entitled to vote at the Annual Meeting. Each unitholder entitled to vote at the Annual Meeting is entitled to cumulate his or her votes in the election of directors and give one candidate, or divide among any number of candidates, a number of votes equal to the product of (x) the number of common units and preferred units (on an as-converted basis) held by the unitholder, multiplied by (y) the number of directors to be elected at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of directors. In addition, as described below under “Majority Voting Policy,” each of the incumbent director nominees is required to tender his or her resignation as a director if he or she fails to receive at least a majority vote election to the Board.

Unless otherwise indicated on the proxy, the persons named as proxies will vote “FOR ALL” of the nominees listed above. We have no reason to believe that any of the nominees will be unable to serve if elected; however, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE DIRECTOR NOMINEES.

EXECUTIVE OFFICERS AND DIRECTORS

The following table shows information for the executive officers and directors of the General Partner. Executive officers serve at the discretion of the Board. Directors hold office until their successors are duly elected and qualified. With the exceptions of Mr. Thomas L. Carter, Jr. and Mr. Fowler T. Carter, and Mr. H. Taylor DeWalch and Mr. D. Mark DeWalch, there are no family relationships among any of our directors or executive officers.

Name	Age as of the Annual Meeting	Position With The General Partner
Thomas L. Carter, Jr.*	74	Executive Chairman of the Board of Directors
Fowler T. Carter*	46	Co-Chief Executive Officer, President, and Director
H. Taylor DeWalch*	37	Co-Chief Executive Officer, President, and Director
Chris R. Bonner	36	Senior Vice President, Chief Financial Officer, and Treasurer
L. Steve Putman	51	Senior Vice President, General Counsel, and Secretary
Carin M. Barth*	63	Director
D. Mark DeWalch*	64	Director
Anne L. Hamman*	65	Director
Jerry V. Kyle, Jr.*	65	Director
Michael C. Linn*	74	Director
Ashley J. Longmaid*	48	Director
William E. Randall *	59	Director
Alexander D. Stuart*	75	Director
James W. Whitehead*	50	Director

*	Nominated for election to the Board at the 2026 Annual Meeting

Thomas L. Carter, Jr. Mr. Carter has served as Executive Chairman of the Board since January 2026 and served as Chairman and Chief Executive Officer of the General Partner from November 2014 until January 2026. Mr. Carter served as President of the General Partner from November 2014 to June 2018 and returned to the position from February 2023 until January 2026. Mr. Carter founded BSMC, our predecessor, and served as President, Chief Executive Officer, and Chairman of Black Stone Natural Resources, L.L.C. (“BSNR”), the former general partner of BSMC, from 1998 to 2015. Mr. Carter served as Managing General Partner of W.T. Carter & Bro. from 1987 to 1992 and Black Stone Energy Company from 1980 to present, both of which preceded the General Partner. Mr. Carter founded Black Stone Energy Company, BSMC’s operating and exploration subsidiary, in 1980. From 1978 to 1980, Mr. Carter served as a lending officer in the Energy Department of Texas Commerce Bank in Houston, Texas, after serving in various other roles from 1975. Mr. Carter received M.B.A. and B.B.A. degrees from the University of Texas at Austin. Mr. Carter served as a director of Carrizo Oil & Gas Inc. from 2005 to 2019. Mr. Carter currently serves as a Trustee Emeritus of The Lawrenceville School.

Mr. Carter’s extensive industry and executive management experience and his background in finance qualify him to serve on the Board.

Fowler T. Carter. Mr. Fowler T. Carter has served as a director and as Co-Chief Executive Officer and President of the General Partner since January 2026. Mr. Carter served as Senior Vice President, Corporate Development from February 2025 to January 2026, Vice President, Business Development of the General Partner from March 2024 to February 2025, and before that, he served in various other roles with the Partnership since joining in 2010. Prior to joining the Partnership, Mr. Carter served as an Associate in the Restructuring, Valuation, and Transactional Advisory practices at Opportune Consulting. Mr. Carter received his M.B.A. degree from the University of Saint Thomas and his B.B.A. from Saint Edwards University. Mr. Carter currently serves on the Board of Trustees for both The Joy School and Episcopal High School.

Mr. Carter’s position as Co-Chief Executive Officer and President, as well as his oil and gas expertise and deep institutional knowledge arising from his long history at the Partnership, qualify him to serve on the Board.

H. Taylor DeWalch. Mr. H. Taylor DeWalch has served as a director and as Co-Chief Executive Officer and President since January 2026. He served as Senior Vice President and Chief Financial Officer from May 2024 to January 2026, Vice President, Corporate Strategy and Development from February 2024 to May 2024, and Director, Strategy and Asset Development from February 2023 to February 2024. Prior to joining the General Partner in 2023, Mr. H. Taylor DeWalch served as Senior Reservoir Engineer for Callon Petroleum, Inc. from 2022 to February 2023, and prior to that he served in multiple roles for Unitex Oil and Gas from 2018 to 2022, including Vice President of Reservoir Engineering, and in various engineering capacities for Anadarko Petroleum from 2012 to 2018. Mr. H. Taylor DeWalch received his Bachelor of Science in Petroleum Engineering from Louisiana State University.

Mr. H. Taylor DeWalch’s position as Co-Chief Executive Officer and President, as well as his oil and gas and engineering expertise, qualify him to serve on the Board.

Chris R. Bonner. Chris R. Bonner has served as Senior Vice President, Chief Financial Officer, and Treasurer of the General Partner since January 2026. He previously served as Vice President, Chief Accounting Officer from February 2025 to January 2026, and as Director, Accounting from March 2022 until his appointment to Controller in June 2024. Before that, he served as Corporate Accounting Manager of the General Partner since March 2020 and SEC Reporting Manager since October 2018. Before joining the Partnership, he worked in various audit-related capacities, most recently as Audit Manager, at BDO USA, LLP, a public accounting firm, which he joined in 2012. Mr. Bonner graduated from the University of Texas at Austin with a Bachelors in Accounting and a Masters in Professional Accounting. He is a Certified Public Accountant.

L. Steve Putman. Mr. Putman has served as Senior Vice President, General Counsel, and Secretary of the General Partner since November 2014. Mr. Putman served as Senior Vice President, General Counsel, and Secretary of BSNR from 2013 to 2015. Prior to joining BSMC, Mr. Putman was Managing Director and General Counsel of Quintana Capital Group from 2008 to 2013 and Vice President, General Counsel, and Secretary of Quintana Maritime Limited from 2005 to 2008. He also worked as an associate at Vinson & Elkins L.L.P. from 2001 to 2005 and Mayer Brown LLP from 2000 to 2001. Mr. Putman received a B.A. from the University of Texas at Austin and a J.D. from the University of Chicago. He is licensed to practice law in the states of Texas and Illinois.

Carin M. Barth. Ms. Barth has served as a director of the General Partner since March 2015. She has served as President of LB Capital, Inc., a private capital firm she co-founded in 1988, since 2005. She has also served on the boards of directors of Enterprise Products Holdings LLC since 2015; Group 1 Automotive, Inc. since 2017; and she has served as a trustee of The Welch Foundation since 2012. She has served as either a Senior Advisor or an Operating Partner of Mountain Capital Management, LLC, an energy-focused private-equity firm, since 2022 and serves on the boards of one of its portfolio companies. Ms. Barth served on the boards of directors of BBVA USA Bancshares, Inc. (a subsidiary of BBVA Group) from January 2020 until May 2021; Halcón Resources Corporation from April 2019 to October 2019; Western Refining, Inc., a public crude oil refiner and marketer of refined products, from 2006 to 2016; and the Bill Barrett Corporation, a public oil and natural gas exploration and development company, from 2012 to 2016. From 2007 to 2021, she served as a board member of The Ronald McDonald House of Houston. From 2008 to 2014, she served as a Commissioner to the Department of Public Safety for the State of Texas. She served as a member of the board of regents of Texas Tech University from 1999 to 2005 and was Chairman of the University’s endowment from 2001 to 2005, 2006 to 2010, and was again appointed as Chairman in 2012 to 2018. During 2004 to 2005, Ms. Barth took a leave of absence from LB Capital, Inc., to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development in Washington, D.C. From September 2006 to July 2007, she also served as Interim Senior Vice President of Finance and Administration (CFO) at Texas Southern University.

Except as listed above, Ms. Barth has not served as a director of a publicly traded company or a registered investment company in the past five years. Ms. Barth received a B.S. from the University of Alabama, summa cum laude, and a M.B.A. from the Owen Graduate School of Management at Vanderbilt University.

Ms. Barth’s experience in varied financial matters, including as chief financial officer for several entities, her experience with mergers and acquisitions, her experience in operating a private capital company and her service on numerous public and private company boards are key attributes, among others, that make her well qualified to serve on the Board.

D. Mark DeWalch. Mr. D. Mark DeWalch has served as director of the General Partner since March 2015. Mr. D. Mark DeWalch served as director of BSNR from 2009 to 2015. Mr. D. Mark DeWalch also serves as President of DeWalch Holdings LLC, co-owner of DeWalch Holdings LLC, President and Manager of DeWalch Investments, LLC and as President of DeWalch Diversified LP and other DeWalch-related entities. Mr. D. Mark DeWalch served as Executive Vice President and Chief Financial Officer of DeWalch Technologies, Inc. from 1993 to 2022 and was a co-owner of DeWalch Technologies, Inc. from 1995 to 2022. Mr. D. Mark DeWalch served on the board of directors of DeWalch Technologies, Inc. from 1985 to 2022. Mr. D. Mark DeWalch began his career in commercial banking in New York with the Irving Trust Company where he served as a lending officer. Mr. D. Mark DeWalch currently serves on the board of directors of Texas Children’s Hospital and on the board of visitors of South Texas College of Law. He received M.B.A. and B.B.A. degrees from the University of Texas at Austin.

Mr. D. Mark DeWalch provides valuable financial expertise to the Board due to his background in commercial banking, as well as a unique operational perspective due to his experience with DeWalch Technologies, Inc.

Anne L. Hamman. Ms. Hamman has served as director of the General Partner since February 2026. She has served as a director of The George and Mary Josephine Hamman Foundation since 1987 and currently serves as its President. She practiced law until her retirement from practice in 2020. From 2013 to 2020, she practiced family law at The Flowers Firm in Houston. Previously, she had practiced human-resources law at Enron Corporation between 1992 and 1996, and as an Associate in the Corporate Litigation group at Andrews Kurth LLP (now Hunton Andrews Kurth LLP) between 1987 and 1992. She has served on numerous nonprofit boards and currently serves on the board of trustees of the Houston Museum of Natural Science. She received a B.A. from the University of Virginia and a J.D. from the University of Texas.

Ms. Hamman’s legal expertise and her family’s multi-generational ownership in the Partnership and its predecessors qualify her to serve on the Board.

Jerry V. Kyle, Jr. Mr. Kyle has served as director of the General Partner since March 2015. Mr. Kyle served as director of BSNR from January 2013 to 2015. Mr. Kyle has been a Partner at Orrick, Herrington & Sutcliffe LLP since 2018. From 2002 until 2018, Mr. Kyle was a Partner at Andrews Kurth Kenyon LLP. Mr. Kyle received his J.D. from the University of Texas School of Law in 1990 and his B.A. from The Colorado College in 1984. He is a member of the Texas Bar Foundation and the Austin Bar Association.

Mr. Kyle’s extensive experience as a lawyer practicing in matters related to finance, lending, securities issuance and regulation, and legislative and regulatory affairs qualify him to serve on the Board.

Michael C. Linn. Mr. Linn has served as a director of the General Partner since March 2015. Mr. Linn served as director of BSNR from January 2013 to 2015. Mr. Linn is the founder of Linn Energy LLC and served as a director of Linn Energy LLC from December 2011 to 2017. Prior to such time, he was Executive Chairman of the board of directors of Linn Energy LLC since January 2010 and Chairman and Chief Executive Officer of Linn Energy, LLC from December 2007 to January 2010. Following his retirement as Executive Chairman of the board of directors of Linn Energy LLC in December 2011, Mr. Linn formed MCL Ventures LLC, a private investment vehicle that focuses on purchasing oil and natural gas royalty interests as well as non-operated interests in oil and natural gas wells. Mr. Linn has served as President and CEO of MCL Ventures LLC since 2012. Mr. Linn has also served as a member of the board of directors of Nabors Industries Ltd. since 2012 (where he served as Chairman of its compensation committee from 2012 until 2020 and has served as Chairman of its ESG committee since 2020), and a member of the board of managers of Cavallo Mineral Partners, LLC. Mr. Linn served as a member of the board of directors and Chairman of the conflicts committee of Western Refining GP, LLC from 2013 to 2017, a member of the board of directors of Centrica plc from June 2013 to April 2016, and Chairman of the SHESEC Committee of Centrica plc, as a member of the board of directors and compensation committee of Jagged Peak Energy from 2017 to 2019, and as a senior advisor to Quantum Energy Partners from 2012 until 2025. Mr. Linn received his J.D., cum laude, from the University of Baltimore School of Law in 1977 and his B.A., cum laude, from Villanova University in 1974.

Mr. Linn’s many years of experience as the Chief Executive Officer of a publicly traded oil and natural gas master limited partnership, as well as his deep industry knowledge and prior public company board experience, make him particularly well suited to serve on the Board.

Ashley J. Longmaid. Mr. Longmaid has served as director of the General Partner since March 2024. Mr. Longmaid has been Director of Operations at Burr Yacht Sales South, a yacht dealer in Stuart, Florida, since 2015. In 2020, he formed C Level Aviation LLC, which is currently a part owner of Sky Blue Jet Aviation, a flight school, service center, and aircraft dealer and broker operating out of North County Palm Beach and Sebastian, Florida. From 2005 to 2020, Mr. Longmaid operated Longmaid Charters, LLC, a charter company. Prior to that, he was a financial advisor at Morgan Stanley Dean Witter in Boston, Massachusetts. He serves on the board of trustees of The Pine School in Hobe Sound, Florida and as a Committee Member of Winter Harbor Yacht Club in Winter Harbor, Maine. Mr. Longmaid holds a B.S. degree from Roger Williams University.

Mr. Longmaid’s experience operating private companies and his family’s multi-generational ownership in the Partnership and its predecessors make him well qualified to serve on the Board.

William E. Randall. Mr. Randall has served as director of the General Partner since June 2017. Mr. Randall has been a commercial real estate developer since 2001, and owns, manages, and leases retail shopping centers in the greater Houston, Texas area in various single purpose entities not affiliated with the Partnership. Additionally, Mr. Randall is an active manager in family investments, including venture capital, farming and ranching operations, and stock portfolios. Mr. Randall is a retired Navy Captain with over 30 years of service in active and reserve component commands leading troops in combat and peace time operations. Mr. Randall currently serves on the board of directors of Wayne Duddlesten Foundation. Mr. Randall received his B.S. from the United States Naval Academy in 1990 and M.B.A. from Rice Business School in 2001.

Mr. Randall provides valuable investment and acquisition expertise to the Board due to his background in commercial real estate development, as well as a unique perspective due to his service as a Captain in the Naval Reserve.

Alexander D. Stuart. Mr. Stuart has served as director of the General Partner since March 2015. Mr. Stuart served as director of BSNR from 1990 to 2015. He has been the President of North Star Investments, an investment firm responsible for identifying and managing a wide variety of assets, since 2004 and has served as the managing partner of RDS Investments, a limited partnership with extensive holdings in private equity, venture capital, real estate, energy, and publicly traded stocks and bonds since 2005. Mr. Stuart became a trustee of Lake Forest College in 2012 and the Art Institute of Chicago in 2024 and serves on the finance and endowment committees for both institutions. Since 2006, Mr. Stuart has been a director of Northwestern Lake Forest Hospital. Mr. Stuart received his A.B. from Princeton University and his M.B.A. from Harvard Business School.

Mr. Stuart’s investment management experience and experience serving as a director of BSNR qualify him to serve on the Board.

James W. Whitehead. Mr. Whitehead has served as director of the General Partner since July 2023. He has been the Alternative Investments Manager of R. Lacy Services, Ltd., a private oil & gas company, since 2020. From 2005 until he left to join R. Lacy Services, Ltd., he worked at the Partnership in various capacities, most recently as Director of Enterprise Operations Optimization. Mr. Whitehead has also served on the board of managers of R. Lacy Services, GP, LLC since 2020. He currently serves on the board of trustees of Episcopal High School in Houston. He received a B.S. from Vanderbilt University and an M.B.A. from the Jones Graduate School of Business at Rice University.

Mr. Whitehead’s oil and gas expertise, including his experience working for the Partnership, qualify him to serve on the Board.

GOVERNANCE MATTERS

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to unitholders. Our Corporate Governance Guidelines cover the following principal subjects:

•	the size of the Board;

•	qualifications and independence standards for the Board;

•	director responsibilities;

•	meetings of the Board and of non-management directors;

•	committee functions and independence of committee members;

•	compensation of the Board;

•	self-evaluation and succession planning;

•	unitholder communications with directors; and

•	access to management and to independent advisors.

The Corporate Governance Guidelines are available on our website at www.blackstoneminerals.com under the “Corporate Governance” subsection of the “Investors” section. The Corporate Governance Guidelines will be reviewed periodically and as necessary by our Nominating and Governance Committee, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. We believe that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership Structure

The Board’s leadership structure currently separates the Chief Executive Officer and Chairman of the Board positions. The Board retains the authority to modify this structure as and when appropriate, and it is possible that the Board may decide to combine the Chief Executive Officer and Chairman of the Board positions in the future.

The Board believes that there is no single, generally accepted approach to providing Board leadership and that each of the possible leadership structures for a board of directors must be considered in the context of the individuals involved and the specific circumstances facing a company as the right leadership structure may vary as circumstances change. The Board currently is of the view that it is in our best interest for the Chief Executive Officers to complete their role separately from that of the Board’s Chairman. Mr. Fowler T. Carter and Mr. H. Taylor DeWalch serve as our Co-Chief Executive Officers, and Mr. Thomas L. Carter, Jr. as Chairman of the Board. Because of the many responsibilities of the Board, and the significant time and effort required by each of the Chief Executive Officer and the Chairman, we believe having separate persons in these roles enhances the ability of each to perform those duties effectively.

Executive Sessions of Non-Management Directors

The Board holds regular executive sessions in which the non-management directors meet without any members of management present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. The director who presides at these meetings, the Lead Director, is elected by the Board and serves for a two-year term. Carin M. Barth currently serves as Lead Director and was initially elected in 2020. The Lead Director is responsible for preparing an agenda for the meetings of the non-management directors in executive session. Currently, all the non-management directors of the Board are independent under the listing requirements of the NYSE.

Risk Oversight Procedures

The Board, as a whole, oversees our assessment of major risks and the measures taken to manage such risks. For example, the Board:

•	oversees our long-term strategic plans, assesses risks that would cause us to fail to achieve our strategic plans and reviews strategies to mitigate those risks;

•	oversees management of our exposure to commodity prices through regular review of our hedging position and hedging policy;

•	monitors our liquidity profile and our compliance with the financial covenants contained in our borrowing arrangements;

•	oversees environmental, social, and governance (“ESG”) matters;

•	oversees management of our exposure to cybersecurity threats and data breaches; and

•

has established specific dollar limits on the commitment authority of members of management for certain transactions and requires Board approval of expenditures exceeding that authority and of other material contracts and transactions.

The Audit Committee is responsible for overseeing and discussing with management our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps management has taken to monitor and control such exposures as well as the risks associated with our hedging strategy. The Compensation Committee is responsible for reviewing our incentive compensation arrangements to determine whether they encourage excessive risk-taking. It also reviews and discusses the relationship between risk management policies and practices and compensation and evaluates compensation policies and practices that could mitigate any such risk. The Board does not consider its role in oversight of our risk management function to be relevant to its choice of leadership structure.

Director Independence

The Board has determined that Ms. Barth, Mr. Kyle, Ms. Hamman, Mr. Linn, Mr. Longmaid, Mr. Randall, Mr. Stuart, and Mr. Whitehead are independent as defined by the rules of the NYSE.

Committees of the Board

The Board has the following standing committees: Audit Committee, Compensation Committee, and Nominating and Governance Committee. The Board will appoint a conflicts committee as necessary. The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee each have a written charter approved by the Board. Each of these written charters is available on our website at www.blackstoneminerals.com under the “Corporate Governance” subsection of the “Investors” section. Summaries of the functions performed by and the membership of each committee of the Board are set forth below.

Name	Audit Committee	Compensation Committee	Nominating & Governance Committee
Thomas L. Carter, Jr.(1)
Fowler T. Carter
H. Taylor DeWalch
Carin M. Barth(2)(3)	Chair
D. Mark DeWalch			X
Anne L. Hamman	X
Jerry V. Kyle, Jr.			X
Michael C. Linn		X
Ashley J. Longmaid		X
William E. Randall			Chair
Alexander D. Stuart		Chair
James W. Whitehead	X

(1)	Executive Chairman of the Board
(2)	Lead Director
(3)	Financial Expert

Audit Committee

We maintain an audit committee of three members, and all its members meet the independence and experience standards established by the NYSE and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mses. Barth and Hamman, and Mr. Whitehead currently sit on the Audit Committee, with Ms. Barth acting as the Committee Chair. The Board has also determined that Ms. Barth qualifies as an “audit committee financial expert,” as such term is defined under SEC rules.

The Audit Committee assists the Board in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) qualifications and independence of our independent registered public accounting firm, and (iv) performance of our internal audit function and independent registered public accounting firm. The Audit Committee has the sole authority to retain and terminate our independent registered public accounting firm, approve all auditing services and related fees and the terms thereof performed by our independent registered public accounting firm, and pre-approve any non-audit services and tax services to be rendered by our independent registered public accounting firm. The Audit Committee is also responsible for confirming the independence and objectivity of our independent registered public accounting firm. Our independent registered public accounting firm is given unrestricted access to the Audit Committee and our management, as necessary.

Compensation Committee

Because we are a limited partnership, we are not required by the rules of the NYSE to have a compensation committee or a compensation committee composed entirely of independent directors. However, we have opted to maintain a compensation committee, and all of its members meet the independence standards established by the

NYSE. Messrs. Linn, Longmaid, and Stuart currently sit on the Compensation Committee, with Mr. Stuart acting as the Committee Chair.

The Compensation Committee reviews and determines the compensation for the executive officers of the General Partner and reviews and makes recommendations to the Board regarding director compensation. The Compensation Committee also administers our incentive compensation and equity-based benefit plans.

The Compensation Committee is delegated all its authority, as may be required or advisable to fulfill its purposes, by the Board. The Compensation Committee may delegate to any subcommittee it may form, the responsibility and authority for any particular matter, as it deems appropriate from time to time under the circumstances. Meetings may, at the discretion of the Compensation Committee, include members of management, other members of the Board, consultants or advisors, and such other persons as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee will consult with our Chief Executive Officers when evaluating the performance of, and setting the compensation for, our executive officers other than the Chief Executive Officers.

The Compensation Committee may, in its sole discretion, retain and determine funding for legal counsel, compensation consultants, as well as other experts and advisors (collectively, “Committee Advisors”), including the authority to retain, approve the fees payable to, amend the engagement with and terminate any Committee Advisor, as it deems necessary or appropriate to fulfill its responsibilities. In 2025, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“FW Cook”) directly as its independent compensation consultant to assist the Committee with its responsibilities related to our executive officer and director compensation programs. A representative of FW Cook attends Compensation Committee meetings, as requested, and communicates with the Chair of the Compensation Committee between meetings. However, the Compensation Committee makes all decisions regarding the compensation of our executive officers and directors. FW Cook reports directly to the Compensation Committee and all work conducted by FW Cook for us is on behalf of the Compensation Committee.

The Compensation Committee regularly reviews the services provided by its outside consultant and believes that FW Cook is independent under applicable SEC rules in providing executive compensation consulting services. In making this determination, the Committee noted that during fiscal 2025:

•

FW Cook did not provide any services to us or our management other than services requested by or with the approval of the Compensation Committee; such services were limited to executive officer and director compensation consulting;

•	FW Cook maintains a conflicts policy, which was provided to the Compensation Committee, with specific policies and procedures designed to ensure independence;

•	We have been advised by FW Cook that the fees we paid to FW Cook in 2025 were less than 1% of FW Cook’s total consulting income for that period;

•	None of the FW Cook consultants working on our matters in 2025 had any business or personal relationship with any Compensation Committee members;

•	None of the FW Cook consultants working on our matters in 2025 had any business or personal relationship with any of our executive officers; and

•	None of the FW Cook consultants working on our matters owns our units.

The Compensation Committee periodically monitors the independence of FW Cook.

Nominating & Governance Committee

Because we are a limited partnership, we are not required by the rules of the NYSE to have a nominating and governance committee or a nominating and governance committee composed entirely of independent directors. However, we have opted to maintain a nominating and governance committee. Messrs. DeWalch, Kyle, and Randall currently sit on the Nominating and Governance Committee, with Mr. Randall acting as the Committee Chair.

The Nominating and Governance Committee identifies individuals qualified to serve on the Board and recommends director nominees for each annual meeting of limited partners or for appointment to fill vacancies, oversees our governance policies, including ESG policies, and oversees the evaluation of the Board and its committees.

Conflicts Committee

At least one independent member of the Board is required, by NYSE rules, to serve on a conflicts committee, as necessary, to review specific matters that the Board believes may involve conflicts of interest. The conflicts committee determines if the resolution of the conflict of interest is, in its subjective belief, not adverse to our interest. The members of the conflicts committee may not be officers or employees of the General Partner or directors, officers, or employees of its affiliates and must meet the independence standards established by NYSE and the Exchange Act rules to serve on an audit committee of a board of directors, along with the requirements in the Partnership Agreement. Any matters approved by the conflicts committee will be conclusively deemed to be approved by the Partnership and all its unitholders and not a breach by the General Partner of any duties or contractual obligations it may owe the Partnership or its unitholders.

Board and Committee Meeting Attendance

During the 2025 fiscal year, the Board held seven regularly scheduled and special meetings of the full Board; the Audit Committee held nine meetings; the Compensation Committee held four meetings; and the Nominating and Governance Committee held six meetings. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board and committees of the Board on which they served.

Director Attendance at Annual Meetings of Limited Partners

Directors are encouraged, but not required, to attend the annual meetings of limited partners. All incumbent directors attended the Partnership’s 2025 annual meeting.

Director Nominations

Nominations of persons for election to the Board may be made at an annual meeting of the limited partners or, provided that the Board or unitholders have determined that directors will be elected at such a meeting, a special meeting of the limited partners, in any such case only pursuant to the General Partner’s notice of meeting (or any supplement thereto), (a) by or at the direction of the Board or any committee thereof, or (b) by any unitholder or group of unitholders who (1) is entitled to vote at the meeting, (2) complies with the notice procedures set forth in the Partnership Agreement, and (3) either individually or as a group hold units representing at least 10% of the outstanding units (measured on a fully diluted basis and treating the preferred units on an as-converted basis) both at the time of giving notice of such nomination and at the meeting. In addition, unitholders who intend to solicit proxies in support for director nominees other than the Partnership’s nominees must include the additional information required by Rule 14a-19(b) under the Exchange Act.

The Board believes that all directors must possess a considerable amount of management experience (such as experience as an executive), a solid financial background, and oil and gas related business or investment experience. The Nominating and Governance Committee is responsible for establishing criteria for the selection of new Board members and identifying (after taking into account all factors the Committee considers appropriate), evaluating, and recommending candidates to the Board for prospective Board membership. The Committee also considers matters relating to the retirement of Board members, including term limits or age limits, attendance at Board and committee meetings, conflicts of interest, and other relevant factors. The Nominating and Governance Committee does not have a formal policy with respect to diversity.

Majority Voting Policy

We have adopted a Majority Voting Policy, which provides that any incumbent nominee for director in an uncontested election (i.e., an election where the only nominees are those recommended by the Board) who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly, but in any case, no later than five (5) business days following the certification of the unitholder vote, tender his or her resignation for consideration by the Nominating and Governance Committee.

The Nominating and Governance Committee will promptly consider the tendered resignation and, as soon as reasonably practicable following the date of the Nominating and Governance Committee’s receipt of such resignation, but in any case, no later than 45 calendar days following certification of the unitholder vote, will recommend to the Board whether to accept the tendered resignation or to take some other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Withheld Vote. In making this recommendation, the Nominating and Governance Committee will consider all factors deemed relevant by its members, including the underlying reasons why unitholders “withheld” votes for the director (if ascertainable), the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the Partnership, whether by accepting such resignation we will no longer be in compliance with any applicable law, rule, regulation, or governing document, and whether or not accepting the resignation is in the best interests of us and our unitholders.

The Board will promptly act on the Nominating and Governance Committee’s recommendation, but in any case, no later than 120 days following the certification of the unitholder vote. In consideration of the Nominating and Governance Committee recommendation, the Board will consider the factors considered by the Nominating and Governance Committee and such additional information and factors the Board deems relevant. We will promptly publicly disclose the Board’s decision and process in a periodic or current report filed with or furnished to the SEC.

Any director who, in accordance with the Majority Voting Policy, tenders his or her resignation, will not participate in the Nominating and Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. However, such director shall remain active and engaged in all other Nominating and Governance Committee and Board activities, deliberations, and decisions during this Nominating and Governance Committee and Board process.

If a majority of the members of the Nominating and Governance Committee received a Majority Withheld Vote at the same election, then the independent directors who are on the Board and who did not receive a Majority Withheld Vote will act as the Board for the purpose of considering the tendered resignations and will decide whether to accept or reject them.

Communication with the Board

A holder of our units or other interested party who wishes to communicate with the directors of the General Partner may do so by sending communications to the Board, any committee of the Board, the Lead Director, the Chairman of the Board, or any other director by telephone at (713) 445-3200, or in writing to 1001 Fannin Street,

Suite 2020, Houston, Texas, 77002 by marking the envelope containing each communication as “Unitholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication. Communications will be relayed to the intended recipient of the Board except in instances where it is deemed unnecessary or inappropriate to do so pursuant to our Corporate Governance Guidelines, which are available on our website at www.blackstoneminerals.com in the “Corporate Governance” subsection under the “Investors” section. Any communications withheld under those guidelines will nonetheless be retained and available for any director who wishes to review them.

Code of Ethics

We have a Code of Business Conduct and Ethics that applies to our directors, officers, and employees as well as a Financial Code of Ethics that applies to our Chief Executive Officers, Chief Financial Officer, Chief Accounting Officer, and the other senior financial officers, each as required by NYSE and SEC rules. Each of the foregoing is available on our website at www.blackstoneminerals.com in the “Corporate Governance” subsection of the “Investors” section. We will provide copies, free of charge, of any of the foregoing upon receipt of a written request to Investor Relations at Black Stone Minerals, L.P., 1001 Fannin Street, Suite 2020, Houston, Texas 77002. We intend to disclose amendments to and waivers, if any, from our Code of Business Conduct and Ethics and Financial Code of Ethics, as required, on our website, www.blackstoneminerals.com, promptly following the date of any such amendment or waiver.

Environmental, Social, and Governance Matters

We are committed to maintaining high standards in the stewardship of our assets, our social responsibilities as they relate to our hiring and employment practices, and our governance policies. Our Board has appointed Ms. Barth and Mr. Linn to an ESG Task Force that reports to our Nominating & Governance Committee. The ESG Task Force works with management to study the applicability of ESG frameworks to the minerals industry, to refine our ESG policies accordingly, and to recommend and review the publication of meaningful disclosure that is relevant to our investors.

Procedures for Review, Approval, and Ratification of Transactions with Related Persons

Under our Code of Business Conduct and Ethics, a director or officer is expected to bring to the attention of the General Counsel any conflict or potential conflict of interest that may arise between the director or officer or any affiliate of the director or officer, including a member of such person’s immediate family, on the one hand, and us or the General Partner on the other. The resolution of any conflict or potential conflict should, at the discretion of the Board and in light of the circumstances, taking in account the requirements of the NYSE with respect to related party transactions, be determined by a majority of the disinterested directors.

In April 2026, we adopted the Related Persons Transactions Policy (the “Policy”), a written policy covering any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which the Partnership was, is, or will be a participant, the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, and a “Related Person” (defined as any director or director nominee, executive officer, unitholder (together with any of its controlling or controlled affiliates) owning more than 5% of any class of the Partnership’s voting equity, any immediate family member of the foregoing, or any entity owned or controlled by any of the foregoing, in which any of the foregoing has a substantial ownership interest or control of the entity, of which any of the foregoing is an executive officer or general partner (or holds a similar position), or whose relationship to the Partnership enables it to negotiate terms of material transactions on terms more favorable than those available to other potential counterparties) had, has, or will have a direct or indirect material interest (each such transaction, an “Interested Transaction”). Under the Policy, the General Counsel reviews proposed transactions and, if they constitute Interested Transactions, submits them to the Audit Committee, or in certain circumstances the chair of the Audit Committee, for approval or ratification, considering factors such as whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the Related Person’s interest, and materiality to the Partnership.

Certain Relationships and Related Party Transactions
We employ Stephen Fox, the
son-in-law
of Mr. Thomas L. Carter, Jr., Executive Chairman of the General Partner, and
brother-in-law
of Mr. Fowler T. Carter,
Co-Chief
Executive
Officer of the General Partner, as Director, Corporate Development Land, and he received total compensation from us of $387,988 during the year ended December 31, 2025.
On August 22, 2025 (the “Execution Date”), the Partnership and AP Basileia entered into a Unitholder Agreement (the “Unitholder Agreement”), pursuant to which (i) AP Basileia agreed to vote all of its preferred units and any other securities of the Partnership acquired in accordance with the terms of the Unitholder Agreement (the “Acquired Securities”) in accordance with the recommendations of the Board on all ordinary course matters submitted for approval of the limited partners and (ii) the Partnership agreed not to exercise its right to redeem the preferred units, in each case, during the period commencing on the Execution Date and ending on November 27, 2027 (the “Termination Date”). In addition, during the period commencing on the Execution Date and ending on the Termination Date, AP Basileia agreed to a customary standstill with respect to the Partnership and agreed not to transfer any preferred units or Acquired Securities unless the transferee agrees in writing to be bound by the provisions of the Unitholder Agreement applicable to AP Basileia, subject to certain exceptions.
Insider Trading Policy
We have an insider trading policy, which prohibits directors, officers, employees, and consultants from engaging in hedging or monetization transactions, whether direct or indirect, involving our securities, regardless of whether such persons are in possession of material, nonpublic information. Transactions involving Partnership-based derivative securities, including options, warrants, unit appreciation rights, convertible notes, or similar rights whose value is derived from the value of an equity security, are also prohibited. This policy does not restrict holding, exercising, or settling awards such as options, restricted units, or other derivative securities granted under a Partnership equity incentive plan. It is also the policy of the Partnership to comply with all applicable securities laws when transacting in its own securities. A copy of the Partnership’s insider trading policy was filed as Exhibit 19.1 to its Annual Report on Form
10-K
for the year ended December 31, 2025.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the rationale and policies for the compensation of our named executive officers (“Named Executive Officers” or “NEOs”) for our fiscal year ended December 31, 2025 (the “2025 Fiscal Year”). Our Named Executive Officers for the 2025 Fiscal Year were:

Name	Title
Thomas L. Carter, Jr.	Chairman, President, and Chief Executive Officer(1)
H. Taylor DeWalch	Senior Vice President, Chief Financial Officer(2)
L. Steve Putman	Senior Vice President, General Counsel, and Secretary
Fowler T. Carter	Senior Vice President, Corporate Development(3)
Chris R. Bonner	Vice President, Chief Accounting Officer(4)
Carrie P. Clark	Former Senior Vice President, Chief Commercial Officer(5)

(1)	Mr. Thomas L. Carter, Jr. transitioned from Chairman, President, and Chief Executive Officer to Executive Chairman effective January 1, 2026.
(2)	Mr. H. Taylor DeWalch was promoted from Senior Vice President, Chief Financial Officer to Co-Chief Executive Officer and President effective January 1, 2026.
(3)	Mr. Fowler T. Carter was promoted from Senior Vice President, Corporate Development to Co-Chief Executive Officer and President effective January 1, 2026.
(4)	Mr. Bonner was promoted from Vice President, Chief Accounting Officer to Senior Vice President, Chief Financial Officer, and Treasurer effective January 1, 2026.
(5)	Ms. Clark ceased service as the Partnership’s Senior Vice President, Chief Commercial Officer effective June 17, 2025.

This CD&A is intended to provide context for the tabular disclosure provided in the executive compensation tables below and to provide investors with the material information necessary to understanding our executive compensation program.

Pay and Partnership Performance Alignment

As shown in the table below, while Total Unitholder Return has been positive in each of the past three fiscal years, our CEO’s reported compensation has remained relatively flat. This reflects our disciplined approach to pay adjustments, ensuring alignment with long-term value creation and reinforcing our commitment to responsible compensation practices.

	Year-Over-Year Change
	FY2023	FY2024	FY2025
Total Unitholder Return	+6%	+1%	+1%
CEO Reported Pay	-6%	+4%	+1%

“CEO Reported Pay” includes base salary, short-term incentive bonus actually earned, and the grant date fair value of long-term incentive awards granted in the applicable year, as reported in the summary compensation tables (“SCT”) in the Partnership’s proxy statements.

Compensation Best Practices

We use traditional compensation elements of base salary, annual and long-term incentives, and employee benefits to deliver an attractive and competitive compensation program. All executive pay programs are administered by an independent Compensation Committee, with the assistance of an independent compensation consultant. The Compensation Committee engages in an annual review of the Partnership’s compensation program, which allows us to adjust our position based on market conditions and our business strategy to provide continual alignment between our compensation philosophy and corporate objectives. Highlights of our executive compensation program include the following:

What We Do		What We Don’t Do
✓	Link annual incentives to the achievement of pre-established performance goals	×	Tax gross ups
✓	Emphasize long-term performance	×	“Single trigger” change-in-control payments
✓	Provide at least 50% of our long-term compensation in the form of performance-based incentives	×	Excessive perquisites
✓	Regularly evaluate the risks of our compensation programs	×	Hedging of Partnership units
✓	Maintain an independent Compensation Committee	×	Guaranteed minimum bonus payments for executive officers
✓	Engage an independent compensation consultant	×	Automatic increases in executive base salary or lock-step changes in compensation based on peer group levels or metrics
✓	Maintain a clawback policy	×	Repricing or buyout of underwater options without unitholder approval
✓	Emphasize performance-based, at-risk compensation
✓	Maintain robust unit ownership and retention guidelines
✓	Hold an annual say-on-pay advisory vote

Compensation Strategy (Objectives of our Executive Compensation Program)

We design our executive compensation program to support our strategic goal of paying for performance and to motivate and reward executives for both short-term and long-term performance. The Partnership’s executive compensation program is structured to focus on the following key objectives:

OBJECTIVES	HOW WE MEET OUR OBJECTIVES
Attract and retain high performing talent	• Provide a competitive total compensation package considering base salary, short-term and long-term incentives, and benefits.

Motivate and reward executives	• Provide a significant portion of each NEO’s total compensation opportunity in the form of variable compensation.

• Align our executive compensation with short-term and long-term performance of the Partnership.

Address the cyclicality of the oil and gas industry	• The short-term incentive plan focuses on financial goals to encourage executives to execute on short-term goals that lead to long-term unitholder value.

•

The Black Stone Minerals, L.P. Long-Term Incentive Plan (the “Prior LTIP”) and the Black Stone Minerals, L.P. 2025 Long-Term Incentive Plan (the “2025 LTIP”) utilize a combination of performance-based and time-based awards, balancing an emphasis on performance and retention through the business cycles.

OBJECTIVES	HOW WE MEET OUR OBJECTIVES
Align executive compensation with unitholder interests

•

The Partnership places a large emphasis on at-risk and variable compensation in the form of short and long-term incentives which make up, on a weighted average basis, more than 86% of target total direct compensation for our NEOs who served as executive officers for the majority of 2025.

Peer Group (Demonstrating the Competitive Market for Pay)

The Compensation Committee utilizes a comparative group of industry companies (the “Peer Group”) to evaluate the competitiveness of our executive compensation program. The Peer Group represents organizations of comparable size and complexity of operations. Further, the Peer Group represents those organizations with which we compete for talent. The Compensation Committee reviews the Peer Group annually to ensure continued appropriateness for compensation analysis purposes. For the 2025 Fiscal Year, the Peer Group consisted of companies selected for comparative size, complexity, revenue, EBITDA, and market capitalization.

The Compensation Committee assesses our compensation elements using compiled Peer Group data and national compensation survey data to establish market consensus information (“Competitive Market Data”). The Peer Group used for 2025 compensation analysis consisted of the following companies:

Antero Resources	Dorchester Minerals	Range Resources
California Resources	Gulfport Energy	Sitio Royalties
Chord Energy	Kimbell Royalty Partners	SM Energy
Civitas Resources	Magnolia Oil & Gas	Vital Energy
CNX Resources	Matador Resources
Comstock Resources	Northern Oil & Gas

Adjustments are made to our peer group throughout the year in order to reflect certain transactional activities of our peers, such as being merged out of existence or filing for bankruptcy.

Key Components of our Compensation Program and Compensation Mix

Our executive compensation program is a traditional structure that has been customized to align with the Partnership’s business and organizational objectives. We annually evaluate the various components of our compensation program relative to the competitive market. Our compensation and benefit programs for the 2025 Fiscal Year consisted of the following key components, which are described in greater detail below:

•	Base salary;

•	Short-term incentive bonuses;

•	Long-term incentive awards;

•	Severance arrangements; and

•	Broad-based retirement, health, and welfare benefits.

In allocating compensation among the various components, we emphasize performance-based, at-risk compensation while also providing competitive levels of fixed compensation. Long-term incentives constitute the largest portion of total compensation and provide an important connection to common unitholder interests. We do not target a specific percentage for each element of compensation relative to total compensation. We evaluate each element against the competitive market within the parameters of our compensation strategy. Therefore, the relative weighting of each element of our total pay mix may change over time as the competitive market moves or other market conditions change.

The charts below show the target compensation mix for Mr. Thomas L. Carter, our Chief Executive Officer for fiscal 2025, and the average target compensation mix of the other NEOs for the 2025 Fiscal Year. For this purpose, all incentive awards are included at target levels of performance (and for LTI Performance Units (as defined below), multiplying such target units by the closing price of our common units on the grant date).

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

Base Salary

Each NEO’s base salary is a fixed component of compensation and does not vary depending on the level of performance achieved. Base salaries are determined for each NEO based on position and responsibility and are generally set at levels deemed necessary to attract and retain individuals with superior talent commensurate with their relative expertise and experience. We review the base salaries for each NEO annually as well as at the time of any promotion or significant change in job responsibilities, and in connection with each review, we consider individual and company performance over the course of that year. The Compensation Committee approved increases to base salaries in 2025 for certain NEOs to align their base salaries with Competitive Market Data. Annualized base salaries for our NEOs for 2024 and 2025 are set forth in the table below:

Name	2024 Base Salary		2025 Base Salary
Thomas L. Carter, Jr.	$470,907		$485,034
H. Taylor DeWalch	$310,000		$319,300
L. Steve Putman	$326,025		$335,806
Fowler T. Carter	N/A	(1)	$275,000
Chris R. Bonner	N/A	(1)	$250,000
Carrie P. Clark	$326,025		$335,806

(1)	Mr. Fowler T. Carter and Mr. Bonner became NEOs in 2025 and, as such, their 2024 Base Salaries are not disclosed here.

Short-Term Incentive Bonuses

Our performance-based short-term incentive bonus (“STI Bonus”) granted in 2025 under the Prior LTIP is based upon our pay-for-performance philosophy. The STI Bonus provides our NEOs with an incentive in the form of an annual bonus to achieve our overall business goals. These awards are payable based on the achievement of annual financial objectives measured against our internal operating plan established at the beginning of each fiscal year. Final payouts are subject to reduction or increase by the Compensation Committee for individual and team performance during the performance period.

Annual STI Bonus targets are measured as a percentage of each NEO’s base salary and are reviewed and confirmed annually by the Compensation Committee. No changes were made to any of our NEO’s annual STI Bonus target percentages for the 2025 Fiscal Year. Since Ms. Clark departed before the end of the year, she was not eligible to receive a 2025 STI Bonus; however, her STI Bonus target as of the beginning of 2025 is included below for reference. For more information on severance amounts paid to Ms. Clark, please see the section below entitled “Potential Payments Upon Termination or a Change in Control.” The table below provides STI Bonus targets as a percentage of base salary for each of our NEOs for the 2025 Fiscal Year.

Name	Target STI Bonus (as a % of Base Salary)
Thomas L. Carter, Jr.	120%
H. Taylor DeWalch	100%
L. Steve Putman	100%
Fowler T. Carter	100%
Chris R. Bonner	50%
Carrie P. Clark	100%

Payouts can range from 0% to 200% of the established percentage of salary, with a payout of 50% if threshold performance is achieved, 100% if target performance is achieved, and 200% if maximum performance is achieved.

2025 STI Performance Results

The STI Bonuses for the 2025 Fiscal Year were equal to the product of each NEO’s (i) target bonus and (ii) our adjusted EBITDAX Payout Factor, which is based on our adjusted EBITDAX achievement level, but further adjusted as described below. For the 2025 Fiscal Year, the Compensation Committee established an adjusted EBITDAX target of $361.438 million at the outset of the performance period, consistent with the Board-approved fiscal 2025 budget. The 2025 budgeted target was modestly below fiscal 2024 adjusted EBITDAX of $381.302 million, reflecting a comparatively flat production forecast and forecast commodity pricing. The Compensation Committee believes that the Board-approved adjusted EBITDAX budget reflects a rigorous and disciplined performance objective given the operating environment.

For purposes of calculating the STI Bonus, adjusted EBITDAX was calculated as the ratio of our actual adjusted EBITDAX for the applicable year to our budgeted adjusted EBITDAX for such year, as adjusted by an Adjusted EBITDAX Payout Factor that emphasizes the effect of under-or over-achievement, with linear interpolations between the target and either the threshold or maximum, as outlined below:

	Below Threshold	Threshold	Target	Maximum
Adjusted EBITDAX Achievement Level (as % of Target)	<70%	70%	100%	≥130%
Adjusted EBITDAX Payout Factor	0%	50%	100%	200%

Actual adjusted EBITDAX for the 2025 Fiscal Year was $337.285 million. We achieved an adjusted EBITDAX payout factor of 88.98% of target.

The STI Bonus achievement resulted in payments to participants as reflected below:

Name	Target Bonus Value	Adjusted EBITDAX Payout Factor (1)	Actual Bonus Earned
Thomas L. Carter, Jr.	$582,041	88.98%		$517,895
H. Taylor DeWalch	$319,300	88.98%		$284,110
L. Steve Putman	$335,806	88.98%		$298,797
Fowler T. Carter	$275,000	88.98%		$244,693
Chris R. Bonner	$125,000	88.98%		$111,224
Carrie P. Clark	$335,806	N/A	$	N/A

(1)

For the purpose of calculating the payout factor, our actual adjusted EBITDAX for the 2025 Fiscal Year was calculated, subject to the discretion of the Compensation Committee, by applying additional adjustments to Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation, depletion, and amortization expense, adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, seismic data acquisition costs, non-cash equity-based compensation, unrealized gains and losses on commodity derivative instruments, and gains or losses on sales of assets, if any. We then adjust Adjusted EBITDA (a) to subtract other income (excluding tax provision), interest and investment income, and change in deferred revenue, (b) to add back exploration expense (excluding seismic data acquisition costs), and (c) to reverse the effect of actual cash STI and replace with the budgeted amount. Our budgeted adjusted EBITDAX for the 2025 Fiscal Year was the amount approved by the Board in the annual budget for 2025.

In addition to the STI Bonus Mr. Bonner received in 2025, he also received a discretionary cash bonus of $30,000 to reflect his mid-year promotion to Controller in 2024 in lieu of a mid-year increase to his 2024 target bonus percentage.

Long-Term Incentives

Our long-term incentive program is designed to align the interests of executive officers with unitholders and reward executives for achievement of long-term goals. Long-term incentives play an important role in the retention of executives and provide executives an opportunity to acquire equity ownership in the Partnership. For these reasons, we place more emphasis on long-term incentive compensation than any other compensation element. Long-term equity incentive awards have been provided under the Prior LTIP and the 2025 LTIP. The Compensation Committee annually reviews and determines the allocation between the long-term incentive vehicles based on Competitive Market Data, as well as input from senior management regarding our key business drivers. For the 2025 Fiscal Year, the long-term incentive program consisted of annual grants of an equal combination of performance-based unit awards and time-based restricted unit awards. This reflects the Compensation Committee’s goal of aligning the interests of our NEOs with our unitholders. In February 2025, the Compensation Committee approved increases to the target annual long-term incentive opportunities for certain NEOs to reflect the effect of promotions or increased responsibilities on the alignment of their target compensation levels with Competitive Market Data.

LTI Performance Units

One-half of the target value of annual long-term incentive awards granted to our NEOs for the 2025 Fiscal Year consisted of long-term performance-based phantom units (“LTI Performance Units”) granted under the Prior LTIP. The Compensation Committee grants performance-based awards to drive our performance towards achievement of established goals over a three-year performance period. The performance targets are intended to encourage long-term growth and bolster the health of the Partnership’s assets. The target LTI Performance Units granted to each NEO are reflected in the following table:

Name	Target Annual LTI Performance Units
Thomas L. Carter, Jr.	124,496
H. Taylor DeWalch	51,599
L. Steve Putman	62,884
Fowler T. Carter	21,150
Chris R. Bonner	4,130
Carrie P. Clark	62,884

The annual grants of LTI Performance Units awarded during the 2025 Fiscal Year are measured based on the average performance percentage attained over the performance period beginning January 1, 2025, and ending December 31, 2027. The percent of these target LTI Performance Units that will become earned upon the attainment of the average performance percentage will be determined using linear interpolation in accordance with the following table:

	Below Threshold	Threshold	Target	Maximum
Average Performance (as % of Target)	<70%	70%	100%	≥130%
LTI Performance Units Earned (as % of Target)	0%	50%	100%	200%

The average performance percentage is determined by finding the mean of the “production performance percentage” and the “reserve performance percentage” for each of the three years in the performance period. The “production performance percentage” reflects the attainment of per-unit production levels as a percentage of the budgeted per-unit production levels (as determined by the Board) for the applicable year. The “reserve performance percentage” reflects the attainment of per-unit proved reserve levels as a percent of the budgeted per-unit proved reserve levels (as determined by the Board) for the applicable year. For the 2025 Fiscal Year, the “reserve performance percentage” was achieved at 98.77% of target and the “production performance percentage” was achieved at 88.28%, resulting in an “average performance percentage” of 93.53% of target; however, the actual performance achieved will not be determined until the completion of the three-year performance period.

LTI Restricted Units

One-half of the target value of annual long-term incentive awards granted to our NEOs for the 2025 Fiscal Year consisted of restricted unit awards (“LTI Restricted Units”) granted under the Prior LTIP. The Compensation Committee grants these time-based awards to encourage and promote retention of key employees. The LTI Restricted Units granted to all NEOs on February 14, 2025, vest in one-third increments on each of January 7, 2026, January 7, 2027, and January 7, 2028. The LTI Restricted Units granted to each NEO are reflected in the following table:

Name	LTI Restricted Units
Thomas L. Carter, Jr.	124,496
H. Taylor DeWalch	51,599
L. Steve Putman	62,884
Fowler T. Carter	21,150
Chris R. Bonner	4,130
Carrie P. Clark	62,884

Settlement of 2023 LTI Performance Units

Vesting and payout of the 2023 LTI Performance Units was assessed by the Compensation Committee in February 2026. The following table summarizes the performance as a percentage of target for the 2023 LTI Performance Units based on production and reserve performance over the three-year period ending December 31, 2025.

	2023	2024	2025	3-Yr Avg
Reserves	96.69%	91.12%	98.77%	95.53%
Production	105.47%	92.17%	88.28%	95.31%

Average Performance Percentage				95.42%

Overall Payout (% of Target)				92.36%

The following table summarizes the payouts for the 2023 LTI Performance Units based on production and reserve performance over the three-year period ending December 31, 2025.

Name	Target 2023 LTI Performance Units	Payout as a % of Target	Earned 2023 LTI Performance Units(1)
Thomas L. Carter, Jr.	110,295	92.36%	101,868
H. Taylor DeWalch	1,622	92.36%	1,498
L. Steve Putman	55,711	92.36%	51,454
Fowler T. Carter	1,077	92.36%	994
Chris R. Bonner	1,171	92.36%	1,081
Carrie P. Clark	39,325	N/A	N/A

(1)

The amounts reported in this column do not include the number of additional common units earned by each NEO with respect to the distribution-equivalent rights (“DERs”) granted in tandem with the 2023 LTI Performance Units and paid in 2026. For further information regarding the vesting of such DERs, please see the “Option Exercises and Units Vested in the 2025 Fiscal Year” table, which includes accrued distribution-equivalent rights paid in 2025 with respect to certain of the NEOs’ LTI Performance Units.

CEO Transition and 2026 Target Compensation

Effective January 1, 2026, the Partnership implemented a planned leadership transition as part of its ongoing succession planning process. Thomas L. Carter, Jr. transitioned to the role of Executive Chairman of the Board. Concurrently, the Board appointed Fowler T. Carter and H. Taylor DeWalch to serve as Co-Chief Executive Officers. In connection with this transition, Chris R. Bonner was promoted to Chief Financial Officer to succeed H. Taylor DeWalch in Mr. H. Taylor DeWalch’s former role as Chief Financial Officer.

The Board regularly reviews executive talent and succession plans to ensure leadership continuity and long-term strategic execution. The 2026 transition reflects a deliberate and orderly process designed to position the Partnership for its next phase of growth while maintaining operational continuity. The appointments of the Co-Chief Executive Officers and Chief Financial Officer were the result of the Board’s ongoing evaluation of internal leadership capabilities and development.

In connection with the CEO transition, the Compensation Committee set the compensation levels of the NEOs as follows, effective as of January 1, 2026:

Name	Position	Salary	STI Target	LTI Target	Total Target Compensation
Thomas L. Carter, Jr.	Executive Chairman	$450,000	$450,000	$1,600,000	$2,500,000
H. Taylor DeWalch	Co-Chief Executive Officer and President	$425,000	$425,000	$2,400,000	$3,250,000
Fowler T. Carter	Co-Chief Executive Officer and President	$425,000	$425,000	$2,400,000	$3,250,000
L. Steve Putman	Senior Vice President, General Counsel, and Secretary	$345,880	$345,880	$1,959,986	$2,651,746
Chris R. Bonner	Senior Vice President, Chief Financial Officer, and Treasurer	$320,000	$320,000	$1,280,000	$1,920,000

Policies and Practices Related to the Timing of Grants of Certain Equity-Based Awards
We do not currently grant stock options or stock appreciation rights (“SARs”) as part of our equity compensation programs, and therefore we do not maintain a formal policy regarding the timing of stock option or SAR awards. During 2025, while the Board did not grant any stock options or SARs, it did not time the disclosure of material nonpublic information to affect the value of other types of executive compensation awards granted to any service provider.
Post-Employment and Change in Control Benefits
With the exception of Mr. Bonner, each of the NEOs serving as of December 31, 2025, was party to a severance agreement that provides for severance payments and benefits upon certain terminations of employment, including enhanced benefits upon certain terminations of employment following a change in control. In connection with his promotion to CFO, Mr. Bonner entered into a similar arrangement effective as of January 1, 2026. These severance agreements are intended to provide protections to the NEOs in the event of certain involuntary terminations, and they assist in recruiting and retaining high performing talent. Additionally, these agreements provide us with an opportunity to obtain non-competes
and other restrictive covenants, providing protection to the Partnership in the event of the termination of an NEO’s employment.
In connection with Ms. Clark’s departure on June 17, 2025, the Partnership entered into a Separation Agreement with Ms. Clark that provided for payments consistent with her existing severance agreement and award agreements. The Compensation Committee and Board determined that these amounts were appropriate because Ms. Clark’s departure was a qualifying termination under her existing severance agreement and award agreements. For a description of the terms of the severance agreements and arrangements with each of the NEOs, please see the section below entitled “Potential Payments Upon Termination or a Change in Control.”
Other Benefits
We currently maintain a 401(k) Plan, which permits all eligible employees, including the NEOs, to make voluntary pre-tax
or Roth contributions to the plan. In addition, we are permitted to make discretionary matching contributions under the plan. In 2025, the Partnership’s matching contribution rate was 100% of the first 5% of eligible compensation deferred by an employee, up to the annual allowable U.S. Internal Revenue Code limits. Matching contributions are subject to a graded vesting schedule, with 33% vested after one year, 66% vested after two years, and 100% vested after the initial three years of employment with us. Following three years of employment, future Partnership matching contributions vest immediately. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted for changes in the cost of living.
We also provide health and welfare benefits to our NEOs on the same terms as generally offered to our employees. In addition, we pay the costs associated with two club memberships for Mr. Thomas L. Carter. The aggregate cost of these memberships is less than $10,000 per year, and as a result, these amounts are not reflected in the “Summary Compensation Table” below.

Say-on-Pay and Say-on-Frequency

Last year, our limited partners overwhelmingly approved, on an advisory basis, the compensation programs for our NEOs. Advisory votes in favor of these programs were cast by over 97% of the votes cast by unitholders at the 2025 Annual Meeting. At our annual meeting held in 2025, our unitholders voted in favor of holding advisory “Say-on-Pay” votes on an annual basis, which was the frequency recommended by the Board.

Consistent with this say-on-frequency vote, we hold “Say-on-Pay” votes on an annual basis, as we believe that annual “Say-on-Pay” votes provide the Partnership with more direct and immediate feedback on our compensation disclosures and enables the Board and the Compensation Committee to determine current limited partner sentiment. The Board and the Compensation Committee took the results of the last “Say-on-Pay” vote into account when evaluating the compensation program for our Named Executive Officers in 2025. Based in part on the level of support from our limited partners, the Compensation Committee elected not to make any material changes to the compensation programs for our Named Executive Officers during 2025. We appreciate our limited partners’ continuing annual feedback regarding our NEO pay practices. As discussed in more detail in Proposal 3 below, the Board has recommended that unitholders vote, on a non-binding advisory basis, to approve the 2025 executive compensation program as described below.

Process and Procedures for Determining Executive Compensation

Our executive compensation program is overseen by the Compensation Committee. The Board discusses compensation issues during full board meetings, but the Compensation Committee has ultimate responsibility for making decisions relating to the compensation of our NEOs. Our Compensation Committee comprises three members of the Board, with Alexander D. Stuart serving as the chair and Michael C. Linn, and Ashley J. Longmaid serving as members during 2025. All members of the Compensation Committee meet the independence standards established by the NYSE. The Compensation Committee Charter provides the Compensation Committee with authority to, among other things:

(i)	review, evaluate, and determine the compensation of the CEOs annually,

(ii)	evaluate, revise, and approve the compensation of other executive officers,

(iii)	review and approve employment agreements and severance arrangements for the executive officers,

(iv)	review, approve, and administer incentive compensation and equity-based compensation plans and arrangements,

(v)	review and approve all employee benefit plans for the Partnership,

(vi)	evaluate the Partnership’s incentive compensation arrangements for risk-management purposes,

(vii)	review director compensation and recommend any changes to the Board, and

(viii)	administer, amend, or terminate incentive-based compensation clawback policies or any similar policies.

Although the above authority has been delegated to the Compensation Committee pursuant to the Compensation Committee Charter, the Board retains full responsibility with respect to continuing oversight of the Compensation Committee and its actions. For more detailed information regarding the Compensation Committee, the current Compensation Committee Charter is posted under the “Governance Documents” subsection of the “Governance” section of our website at www.blackstoneminerals.com.

Our Chief Executive Officers review compensation for all our NEOs other than themselves and make compensation recommendations to the Compensation Committee. The Compensation Committee also receives information and advice from its independent compensation consultant as well as from our management and the human resources department to assist in compensation determinations. The Compensation Committee typically reviews the components of our executive officer compensation program on an annual basis and approves adjustments as it deems appropriate. The Compensation Committee then evaluates the Chief Executive Officers’ recommendations for other executive officers and conducts its own independent review and evaluation of the Chief Executive Officers’ compensation and makes a final determination with respect to compensation for all NEOs based on several factors, including individual performance, business results, and Competitive Market Data. The Compensation Committee makes all final compensation decisions for our NEOs by exercising its discretion in accepting, modifying, or rejecting any management recommendations.

The Compensation Committee generally approves any changes to base salary levels, bonus opportunities, and other annual compensation components on or before February 28 of each fiscal year, with such changes traditionally becoming effective as of January 1 of such fiscal year.

Role of the Independent Compensation Consultant

The Compensation Committee has engaged FW Cook to serve as its independent compensation consultant. The independent compensation consultant reports to and acts at the direction of the Compensation Committee. FW Cook provides no services for management or the Compensation Committee that are unrelated to the duties and responsibilities of the Compensation Committee. At the request of the Compensation Committee, FW Cook has undertaken comprehensive market reviews annually, which have been utilized by the Compensation Committee when making its recommendations for the Partnership’s compensation programs. The Compensation Committee annually reviews FW Cook’s independence under NYSE rules and has determined that FW Cook is independent.

Role of the Executive Officers

Executive compensation decisions are typically made on an annual basis by the Compensation Committee. Our Chief Executive Officers/President, General Counsel, and occasionally other executive officers attend Compensation Committee meetings and assist in the process and provide input regarding the compensation of the NEOs, other than themselves. During executive sessions of the Compensation Committee, the Chief Executive Officers, General Counsel, and any other executive officers are excused. Although the Compensation Committee considers the input from the Chief Executive Officers and General Counsel, the Compensation Committee makes all final determinations regarding executive compensation.

OTHER COMPENSATION ITEMS

Tax and Accounting Implications

We account for equity compensation expenses under the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), which requires us to estimate and record an expense for each award of equity compensation over the vesting period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”) generally limits the deductibility by a corporation of compensation that exceeds $1,000,000 paid to certain executive officers. Because we are a limited partnership, Section 162(m) generally does not apply to compensation paid to our NEOs for services provided to us. Accordingly, the Compensation Committee does not consider its impact in determining compensation levels. Section 409A of the U.S. Internal Revenue Code (“Section 409A”) requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Partnership’s intention to design and administer our compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that those arrangements are either exempt from, or satisfy the requirements of, Section 409A.

Clawback Policy

We maintain the Black Stone Minerals, L.P. Incentive Compensation Recoupment Policy (the “Clawback Policy”), which we amended and restated in October 2023 in connection with the SEC final rules and NYSE listing requirements governing clawbacks. In the event of a required restatement of the Partnership’s financial statements due to material non-compliance with any financial reporting requirement, the Clawback Policy provides the Board with authority to require the partial or complete reimbursement of certain vested (or forfeiture of unvested) incentive-based compensation.

Unit Ownership and Retention Guidelines

We maintain unit ownership and retention guidelines. These guidelines require officers and non-employee directors to maintain a minimum level of unit ownership equal to the following:

Title	Ownership Guideline
Chief Executive Officers	5x annualized base salary
Senior Vice President	3x annualized base salary
Other Named Executive Officers	1x annualized base salary
Non-Employee Director	5x annual retainer

Officers and non-employee directors must comply with the ownership guidelines within five years of their appointment to a position subject to the guidelines. Until such unit ownership is achieved, we encourage officers and non-employee directors to retain at least 50% of the “net” units obtained through awards granted pursuant to the Prior LTIP and the 2025 LTIP. The Compensation Committee reviews current unit ownership annually. As of December 31, 2025, all our current officers and non-employee directors subject to these guidelines were either in compliance with the applicable requirements of our unit ownership guidelines or on track to achieve compliance within the required time period. However, compliance is subject to the Partnership’s unit price performance and is thus subject to change.

Risk Assessment

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Management reviews the risks arising from our compensation policies and practices. The management team reviewed and discussed the design features, characteristics, performance metrics at the Partnership and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout our organization and with all levels of employees. These compensation policies and practices are centrally designed and administered, and they are substantially identical between our business divisions. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market.

•

Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures, and individual performance, and (iii) a portfolio approach for equity-based awards, primarily consisting of long-term incentive performance units and long-term incentive restricted units.

•

Awarding our long-term incentive compensation in the form of units ties compensation to unit price performance over multiple-year periods, with equity-based awards generally vesting over three years. This minimizes the benefit of a temporary spike in unit price.

•

The Compensation Committee has discretion to alter performance-based awards in response to unusual or nonrecurring events (such as a restructuring) when it determines that such adjustments would be appropriate based on our interests and the interests of our unitholders.

•

Executive officers are subject to certain ownership requirements, as described above, and our insider trading policy, which prohibits executive officers from engaging in short-term or speculative trading of common units in the Partnership.

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. A portion of the performance-based, variable compensation we provide is made up of long-term incentives in the form of long-term restricted unit awards subject to time-based vesting conditions, which retains value even in a depressed market, so executives are less likely to take unreasonable risks. With respect to our annual performance-based incentives, assuming achievement of at least a threshold level of performance, payouts result in some compensation at levels below full target achievement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis with management. Based upon such review, the related discussion with management, and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board that our Compensation Discussion and Analysis be included in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025 and in this Proxy Statement.

Compensation Committee:

Alexander D. Stuart, Chair

Michael C. Linn

Ashley J. Longmaid

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides information concerning the annual compensation of our Named Executive Officers for the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023, as applicable.

Name and Principal Position	Years	Salary ($)(1)	Bonus ($)	Unit Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Thomas L. Carter, Jr.	2025	485,034	—	3,767,249	517,895	17,500	4,787,678
(President, Chairman and Chief Executive Officer)	2024	470,907	—	3,657,528	588,262	17,250	4,733,947
	2023	454,983	—	3,533,852	545,986	16,500	4,551,321

H. Taylor DeWalch	2025	319,300	—	1,561,386	284,110	15,965	2,180,761
(Senior Vice President and Chief Financial Officer)	2024	297,500	—	167,969	262,038	14,875	742,382

L. Steve Putman	2025	335,806	—	1,902,870	298,797	16,790	2,554,263
(Senior Vice President, General Counsel, and Secretary)	2024	326,025	—	1,847,460	339,394	16,301	2,529,180
	2023	315,000	—	1,784,980	315,004	15,750	2,430,734

Fowler T. Carter	2025	275,000	—	639,999	244,693	13,750	1,173,442
(Senior Vice President, Corporate Development)

Chris R. Bonner	2025	250,000	30,000	124,974	111,224	12,500	528,698
(Vice President, Chief Accounting Officer)

Carrie P. Clark	2025	167,903	—	1,902,870	—	934,350	3,005,123
(Former Senior Vice President and Chief Commercial Officer)	2024	326,025	—	1,304,095	339,394	15,877	1,985,391
	2023	315,000	—	1,259,973	315,004	15,341	1,905,318

(1)	Amounts include total annual salary earned for the fiscal year, regardless of whether any of these amounts were deferred by our NEOs under the 401(k) Plan or otherwise paid in another year.
(2)

Amounts for 2023, 2024, and 2025 reflect the grant date fair value of LTI Restricted Units and LTI Performance Units granted in 2023, 2024 and 2025, respectively, computed in accordance with FASB ASC Topic 718 and disregarding any potential forfeitures. The grant date fair value for the LTI Performance Units granted in 2025 is based upon the “probable outcome” of vesting for accounting purposes. See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2025, for additional detail regarding assumptions underlying the value of these equity awards. If the maximum level of performance for the annual LTI Performance Units granted in 2025 was achieved, then the value of such award granted to Messrs. Thomas L. Carter, H. Taylor DeWalch, Putman, Fowler T. Carter, and Bonner, and Ms. Clark would be $3,767,249, $1,561,386, $1,902,870, $639,999, $124,974, and $1,902,870, respectively.

(3)	Amounts reflect STI Bonus awards earned by each NEO in 2023, 2024 and 2025 pursuant to the Partnership’s achievement of objective performance metrics.
(4)

Amounts reported in the “All Other Compensation” column include matching contributions made by the Partnership into each NEO’s 401(k) Plan account. The amounts reported in this column for Ms. Clark includes (a) $8,177 in such matching contributions, (b) $826,173 in severance payments, and (c) $100,000 in consulting services payments, the latter two of which were payable to her upon her separation from service in 2025.

Grants of Plan-Based Awards for the 2025 Fiscal Year

The following table includes information about awards granted to our NEOs during 2025, including 2025 STI Bonus awards, LTI Performance Unit awards, and LTI Restricted Unit awards.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas L. Carter, Jr.		291,021	582,041	1,164,083	—	—	—	—	—
	2/14/2025	—	—	—	62,248	124,496	248,992	—	1,883,624
	2/14/2025	—	—	—	—	—	—	124,496	1,883,624

H. Taylor DeWalch		159,650	319,300	638,600	—	—	—	—	—
	2/14/2025	—	—	—	25,799	51,599	103,198	—	780,693
	2/14/2025	—	—	—	—	—	—	51,599	780,693

L. Steve Putman		167,903	335,806	671,612	—	—	—	—	—
	2/14/2025	—	—	—	31,442	62,884	125,768	—	951,435
	2/14/2025	—	—	—	—	—	—	62,884	951,435

Fowler T. Carter		137,500	275,000	550,000	—	—	—	—	—
	2/14/2025	—	—	—	10,575	21,150	42,300	—	320,000
	2/14/2025	—	—	—	—	—	—	21,150	320,000

Chris R. Bonner		62,500	125,000	250,000	—	—	—	—	—
	2/14/2025	—	—	—	2,065	4,130	8,260	—	62,487
	2/14/2025	—	—	—	—	—	—	4,130	62,487

Carrie P. Clark		167,903	335,806	671,612	—	—	—	—	—
	2/14/2025	—	—	—	31,442	62,884	125,768	—	951,435
	2/14/2025	—	—	—	—	—	—	62,884	951,435

(1)

Amounts in these columns represent the threshold, target, and maximum possible payouts for STI Bonus awards. The actual value of bonuses paid to our NEOs for 2025 under this program can be found in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

(2)

Amounts in these columns represent (a) the number of annual LTI Performance Units granted on February 14, 2025, that would vest upon the achievement of a threshold, target, or maximum level of performance. The actual number of LTI Performance Units granted on February 14, 2025, that will vest will not be determinable until the close of the three-year performance period ending on December 31, 2027, and will depend on per unit production levels and reserve amounts over that period.

(3)

This column includes the number of LTI Restricted Units granted to our NEOs during 2025. See “Compensation Discussion and Analysis—Elements of the Executive Compensation Program—Long-Term Incentives—LTI Restricted Units” for more information regarding these LTI Restricted Units.

(4)

The amounts shown in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718, and for the LTI Performance Units, is based upon probable outcome. Please see Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2025, for additional detail regarding assumptions underlying the value of these equity awards.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table reflects information regarding outstanding unvested common units held by our NEOs as of December 31, 2025.

	Unit Awards
Name	Number of Units that Have Not Vested (#)(1)		Market Value of Units that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units that Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested ($)(2)
Thomas L. Carter, Jr.
2024 LTI Performance Units				111,510	(6)	1,481,968
2025 LTI Performance Units				124,496	(7)	1,654,552
2023 LTI Restricted Units	36,765	(3)	488,607
2024 LTI Restricted Units	74,340	(4)	987,979
2025 LTI Restricted Units	124,496	(5)	1,654,552
H. Taylor DeWalch
2024 LTI Performance Units				5,121	(6)	68,058
2025 LTI Performance Units				51,599	(7)	685,751
2023 LTI Restricted Units	541	(3)	7,190
2024 LTI Restricted Units	3,414	(4)	45,372
2025 LTI Restricted Units	51,599	(5)	685,751
L. Steve Putman
2024 LTI Performance Units				56,325	(6)	748,559
2025 LTI Performance Units				62,884	(7)	835,728
2023 LTI Restricted Units	18,571	(3)	246,809
2024 LTI Restricted Units	37,550	(4)	499,040
2025 LTI Restricted Units	62,884	(5)	835,728
Fowler T. Carter
2024 LTI Performance Units				3,158	(6)	41,970
2025 LTI Performance Units				21,150	(7)	281,084
2023 LTI Restricted Units	359	(3)	4,771
2024 LTI Restricted Units	2,106	(4)	27,989
2025 LTI Restricted Units	21,150	(5)	281,084
Chris R. Bonner
2024 LTI Performance Units				1,184	(6)	15,735
2025 LTI Performance Units				4,130	(7)	54,888
2023 LTI Restricted Units	391	(3)	5,196
2024 LTI Restricted Units	790	(4)	10,499
2025 LTI Restricted Units	4,130	(5)	54,888
Carrie P. Clark
	—		—	—		—

(1)	The equity awards disclosed in this Outstanding Equity Awards at 2025 Fiscal Year-End table are denominated in common units.
(2)	Reflects the market value of our common units underlying each NEO’s equity awards, computed based on the closing price of our common units on December 31, 2025, which was $13.29 per common unit.
(3)	Each NEO’s outstanding 2023 LTI Restricted Units vested on January 7, 2026.
(4)

One half of each NEO’s outstanding 2024 LTI Restricted Units vested on January 7, 2026, and the remainder of each NEO’s outstanding 2024 LTI Restricted Units will vest on January 7, 2027, so long as the NEO remains employed by the General Partner or one of its affiliates on such dates or incurs a qualifying termination pursuant to the award agreement.

(5)

One third of each NEO’s outstanding 2025 LTI Restricted Units vested on January 7, 2026, and the remainder of each NEO’s outstanding 2025 LTI Restricted Units will vest ratably on each of January 7, 2027 and January 7, 2028, so long as the NEO remains employed by the General Partner or one of its affiliates on such date or incurs a qualifying termination pursuant to the award agreement.

(6)

Each NEO’s outstanding 2024 LTI Performance Units will become earned over the three-year performance period ending December 31, 2026 depending on the level of achievement of the applicable performance conditions and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date or incurs a qualifying termination pursuant to the award agreement. In accordance with SEC rules, the number of units reported in this column assumes that our production and reserve percentages for the performance period are achieved at the target level, which may not be representative of the actual payouts that will occur upon the settlement of these 2024 LTI Performance Units, as such actual payouts may be significantly less.

(7)

Each NEO’s outstanding 2025 LTI Performance Units will become earned over the three-year performance period ending December 31, 2027, depending on the level of achievement of the applicable performance conditions and so long as the NEO remains continuously employed by the General Partner or one of its affiliates through such date or incurs a qualifying termination pursuant to the award agreement. In accordance with SEC rules, the number of units reported in this column assumes that our production and reserve percentages for the performance period are achieved at the target level, which may not be representative of the actual payouts that will occur upon the settlement of these 2025 LTI Performance Units, as such actual payouts may be significantly less.

Option Exercises and Units Vested in the 2025 Fiscal Year

The following table provides information, on an aggregate basis, about the NEOs’ awards that vested during the fiscal year ended December 31, 2025. None of our NEOs hold any stock option awards.

	Units Awards
Name	Number of Units Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Thomas L. Carter, Jr.	272,732	3,860,736
H. Taylor DeWalch	3,746	52,482
L. Steve Putman	137,759	1,950,087
Fowler T. Carter	3,352	47,681
Chris R. Bonner	2,866	40,552
Carrie P. Clark	141,318	1,924,758

(1)

This column reflects the number of LTI Restricted Units and 2023 LTI Performance Units (and in the case of Ms. Clark associated DERs) held by each NEO that vested during 2025. It also includes accrued distribution-equivalent rights earned with respect to the 2022 LTI Performance Units that were settled in 2025. Because the distribution-equivalent rights accrued as a cash amount on our 2022 LTI Performance Units, the number of common units that relate to the DERs could not be determined until performance was certified with respect to the 2022 LTI Performance Units. Such performance certification took place in February 2025. As such, we have disclosed the distribution-equivalent rights earned with respect to the 2022 LTI Performance Units. For Ms. Clark, these amounts also include the pro-rata portions of her 2024 LTI Performance Units and 2025 LTI Performance Units (and associated DERs) that vested upon her separation from service.

(2)

The amounts reported in this column equal the number of common units vested multiplied by the closing price of our common units on the applicable vesting date, or, if the vesting date was not a trading day, the last trading day immediately prior to such date.

Pension Benefits and Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits.

Potential Payments Upon Termination or a Change in Control

Each of our NEOs may be entitled to certain severance and other benefits upon a termination of employment under the terms of their respective award agreements and severance agreements, as described in further detail below. The description of the relevant terms of such award agreements and severance agreements set forth below does not purport to be a complete description of all of the provisions of any such agreements and is qualified in its entirety by reference to the forms of award agreements and severance agreements previously filed.

Severance Agreements

Messrs. Thomas L. Carter and Putman entered into severance agreements with an affiliate of the General Partner in connection with the IPO, and Messrs. H. Taylor DeWalch and Fowler T. Carter and Ms. Clark each entered into similar severance agreements in connection with their respective commencement of employment or promotion, that, among other things, provides for the payment of cash severance payments and benefits in the event the NEO’s employment is terminated under certain circumstances. Ms. Clark’s actual severance payments are described in a separate section below. Mr. Bonner was not party to a severance agreement as of December 31, 2025.

Each applicable NEO’s severance agreement provides that if the NEO experiences a “qualifying termination,” then so long as the NEO executes (and does not revoke within any time provided to do so) a release in a form satisfactory to us within the applicable time period specified in the severance agreement, the NEO will receive the following severance payments and benefits: (a) a lump sum cash severance payment equal to the sum of: (i) an amount equal to the Severance Multiple provided below multiplied by the sum of the NEO’s annualized base salary and target annual bonus as in effect on the Determination Date provided below (or, if such termination occurs within 24 months following a “change in control,” an amount equal to the CIC Severance Multiple provided below) multiplied by the sum of the NEO’s annualized base salary and target annual bonus as in effect on the Determination Date; (ii) a pro rata portion of the NEO’s target bonus for the calendar year that includes the Determination Date; and (iii) any earned but unpaid bonus for the calendar year preceding the calendar year that includes the date of such termination; and (b) monthly cash reimbursement for the amount the NEO pays for continuation coverage under our affiliates’ group health plans for up to 12 months following such termination (or, if such termination occurs within 24 months following a change in control, for up to 24 months following such termination).

NEO	Determination Date	Severance Multiple	CIC Severance Multiple
Thomas L. Carter, Jr.	Date of Termination	2.0	3.0
H. Taylor DeWalch	Date of Termination	1.0	2.0
L. Steve Putman	Date of Termination	1.0	2.0
Fowler T. Carter	Date of Termination	1.0	2.0

Under each severance agreement:

•

“cause” generally means a determination by two-thirds of the Board that the applicable NEO has: (a) willfully and continually failed to substantially perform the officer’s duties; (b) willfully engaged in conduct that is demonstrably and materially injurious to us or any of our affiliates; (c) been convicted of, or has pleaded guilty or nolo contendere to, a misdemeanor involving moral turpitude or a felony; (d) committed an act of fraud, or material embezzlement or material theft; or (e) materially breached any of the officer’s obligations under the severance agreement or any other written agreement entered into between the officer and us or any of our affiliates;

•

“good reason” generally means the occurrence of any of the following events without the applicable NEO’s written consent: (a) a reduction in the officer’s total compensation other than a general reduction in compensation that affects all similarly situated employees in substantially the same proportions; (b) a relocation of the officer’s principal place of employment by more than 50 miles; (c) a material breach by us or any of our affiliates of the severance agreement or any other written agreement with the officer; (d) a material, adverse change in the officer’s title, authority, duties or responsibilities; (e) a material adverse change in the reporting structure applicable to the officer; (f) following a change in control, the failure to continue (or the taking of any action that adversely affects the officer’s participation in) any benefit plan or compensation arrangement in which the officer was participating immediately prior to such change in control; or (g) in the case of Mr. Thomas L. Carter, the General Partner’s failure to nominate Mr. Thomas L. Carter for election to the Board and to use its best efforts to have Mr. Thomas L. Carter elected and re-elected, as applicable;

•

“change in control” generally means (a) the acquisition of beneficial ownership of more than 50% of our common units; (b) the complete liquidation of the partnership; (c) the sale of all or substantially all of our assets to any person other than one of our affiliates; (d) the occurrence of a transaction resulting in the General Partner or one of its affiliates ceasing to be our sole general partner; (e) the failure of the individuals who constitute the “incumbent board” of the General Partner to constitute at least a majority of the Board; or (f) the occurrence of a transaction resulting in us ceasing to own, directly or indirectly, 100% of the outstanding equity interests of the General Partner; and

•	“qualifying termination” generally means a termination without “cause” (other than a termination due to death or disability) or the NEO’s resignation for “good reason.”

The severance agreements also contain certain restrictive covenants pursuant to which our NEOs recognize an obligation to comply with, among other things, certain confidentiality covenants and covenants not to compete in a defined market area with us or any of our affiliates or solicit any of our affiliates’ employees, in each case, during the term of the agreement and for a period of one year (or, the case of Mr. Thomas L. Carter, two years) thereafter.

Bonner STI Bonus Award Letter

Mr. Bonner’s 2025 STI Bonus award letter provides that upon his termination of employment prior to December 31, 2025 without “cause,” due to his death or “disability,” or due to “good reason,” then so long as he executes (and does not revoke within any time provided to do so) a release in a form satisfactory to us within the applicable time period specified in the STI Bonus award letter he (or his estate, as applicable) shall receive a pro rata STI Bonus for the year of termination assuming achievement of target performance. Mr. Bonner’s STI Bonus award letter specifies that he must only remain employed through December 31, 2025, to receive his STI Bonus for the 2025 fiscal year. Therefore, upon his termination for any reason upon December 31, 2025, he is eligible to receive an STI Bonus based on actual performance. Because Mr. Bonner was not party to a severance agreement, he was not entitled to any other cash severance payments or benefits.

Under Mr. Bonner’s STI Bonus award letter:

•	“cause” generally has the same meaning given to such term in the severance agreements, as described above;

•

“disability” generally means Mr. Bonner’s incapacity, due to accident, sickness or another circumstance that renders him unable to perform the essential functions of his job, after accounting for reasonable accommodation, for a period of at least 90 consecutive days or 120 days in any 12-month period, whether or not consecutive; and

•

“good reason” generally means the occurrence of any of the following events without Mr. Bonner’s written consent: (a) a reduction in his total compensation other than a general reduction in compensation that affects all similarly situated employees in substantially the same proportions; (b) a relocation of his principal place of employment by more than 50 miles; (c) a material breach by us or any of our affiliates of the STI Bonus award letter; (d) a material, adverse change in his title, authority, duties or responsibilities; (e) a material adverse change in the reporting structure applicable to Mr. Bonner; or (f) following a change in control, the failure to continue (or the taking of any action that adversely affects his participation in) any benefit plan or compensation arrangement in which he was participating immediately prior to such change in control.

LTI Award Agreements

Under each NEO’s LTI Performance Unit award agreements, if the NEO experiences a “qualifying termination” that is not within 24 months following a “change of control,” subject to the NEO’s execution and non-revocation of a release, the performance period shall be deemed to have ended as of the date of such termination and a pro rata portion of the NEO’s performance units will become earned based on actual performance through the date of such termination. If a NEO’s employment is terminated as a result of the NEO’s death or “disability” or if the “qualifying termination” occurs within 24 months following a “change of control,” the NEO’s performance units will become earned based on actual performance through the date of such termination and assuming target performance for the remainder of the performance period. In each case, the NEO will also be entitled to receive additional common units equal to the value of the cumulative amount of cash distributions that would have been paid to the NEO by us in respect of a common unit if the NEO had held a common unit during the period commencing on the date of grant of the performance units and ending on the date of termination of the NEO’s employment.

Under each NEO’s LTI Restricted Unit award agreements, if the NEO experiences a “qualifying termination,” subject to the NEO’s execution and non-revocation of a release, a pro rata portion of the NEO’s unvested common units will become vested as of such termination, so long as the NEO has remained continuously employed between the date of grant through the date of such termination of employment; provided that if such termination of employment occurs within 24 months following a “change of control” or such termination occurs as a result of the NEO’s “disability” or death, all of the NEO’s unvested common units will become vested as of such termination.

For purposes of the LTI award agreements for both the performance units and the restricted units described above, “change of control,” “disability” and “qualifying termination” generally have the same meanings provided above under the severance agreements.

The table below discloses the amount of compensation and/or other benefits due to the NEOs in the event of their termination of employment, assuming the termination occurred on December 31, 2025.

Name	Termination without Cause or Resignation for Good Reason without a Change in Control ($)	Termination without Cause or Resignation for Good Reason within 24 months following a Change in Control ($)	Death or Disability ($)
Thomas L. Carter, Jr.
Cash Severance(1)	2,716,193	3,783,269
Equity Acceleration(2)	2,810,582	6,085,983	6,085,983
DER True Up Payment Value(3)	242,077	463,861	463,861
Continued Medical Coverage(4)	20,840	41,681
TOTAL	5,789,692	10,374,794	6,549,844
H. Taylor DeWalch
Cash Severance(1)	957,900	1,596,500
Equity Acceleration(2)	479,703	1,461,834	1,461,834
DER True Up Payment Value(3)	29,504	81,016	81,016
Continued Medical Coverage(4)	35,102	70,204
TOTAL	1,502,209	3,209,554	1,542,849
L. Steve Putman
Cash Severance(1)	1,007,418	1,679,029
Equity Acceleration(2)	1,419,651	3,074,097	3,074,097
DER True Up Payment Value(3)	122,281	234,303	234,303
Continued Medical Coverage(4)	35,102	70,204
TOTAL	2,584,452	5,057,633	3,308,399
Fowler T. Carter
Cash Severance(1)	825,000	1,375,001
Equity Acceleration(2)	211,138	623,328	623,328
DER True Up Payment Value(3)	13,928	36,069	36,069
Continued Medical Coverage(4)	35,102	70,204
TOTAL	1,085,168	2,104,602	659,397
Chris R. Bonner
Cash Severance(1)	125,000	125,000	125,000
Equity Acceleration(2)	52,230	137,924	137,924
DER True Up Payment Value(3)	3,708	8,572	8,572
TOTAL	180,938	271,496	271,496

(1)

For Messrs. Thomas L. Carter, H. Taylor DeWalch, Putman, and Fowler T. Carter, the amounts reported in this row are equal to the product of (i) the applicable multiplier and (ii) the sum of the NEO’s base salary as of the determination date and target STI Bonus as of the determination date, together with a pro rata target STI Bonus for the year of the termination and paid in a lump sum, as described in the narrative above. For Mr. Bonner, the amounts reported in this row are equal to his pro rata target STI Bonus for the year of the termination, paid in a lump sum, as described in the narrative above. Assuming a December 31, 2025, termination of employment, the pro rata target STI Bonus is equal to the full target STI Bonus for 2025.

(2)

The amounts reported in this row were calculated by multiplying the number of LTI Performance Units and LTI Restricted Units that would accelerate under the applicable termination scenario by $13.29, the closing price of our common units on December 31, 2025. For purposes of this table, actual performance as of December 31, 2025, was used in the applicable formulas as described above under “—LTI Award Agreements” to calculate the value of the 2024 and 2025 LTI Performance Units that would accelerate and become vested upon certain terminations of employment. Any actual payout received will be determined by the Compensation Committee at the time the NEO is actually terminated in accordance with the terms of the applicable agreement. In addition to the amounts disclosed above, upon a termination of employment on December 31, 2025, the NEOs would have been entitled to receive the 2023 LTI Performance Units that vested on such date (including any accrued distribution-equivalent rights earned with respect to such 2023 LTI Performance Units as of such date) but were not settled until February 24, 2026, the number and value of such 2023 LTI Performance Units is included in the “Option Exercises and Units Vested in the 2025 Fiscal Year” table above.
(3)

The amounts reported in this row are calculated based on the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of LTI Performance Units which would accelerate upon the applicable termination scenario.

(4)

The continued medical coverage amount is based on 2025 premiums and each NEO’s elected coverage for medical, dental, and vision insurance, which is assumed for purposes of this table to remain the same for 12 months and 24 months, as applicable.

Clark Separation Agreement

Ms. Clark ceased service as our Senior Vice President and Chief Commercial Officer as of June 17, 2025. On June 29, 2025, Black Stone Natural Resources Management Company (the “Employer”) and the General Partner entered into a Separation Agreement and General Release of Claims (the “Clark Separation Agreement”) with Ms. Clark, substantially consistent with her then-existing severance agreement.

Pursuant to the Clark Separation Agreement, Ms. Clark received the following consideration in accordance with the terms of her severance agreement with the Employer and the applicable equity award agreements with the General Partner, contingent upon her continued compliance with the terms and conditions of her separation agreement:

•	A lump sum cash payment of $826,173;

•	For a period of up to 12 months (or until Ms. Clark is eligible to be covered under another employer’s group health plan), reimbursement for the cost of COBRA continuation coverage;

•	Accelerated vesting of 18,339 LTI Restricted Units, which represents a pro-rated portion of Ms. Clark’s then-outstanding LTI Restricted Units;

•	Accelerated vesting of 58,552 LTI Performance Units, which represents a pro-rated portion of Ms. Clark’s then-outstanding LTI Performance Units based on actual performance as of June 17, 2025;

•

Settlement of 13,873 common units, calculated based upon the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of LTI Performance Units that accelerated in connection with Ms. Clark’s termination of employment; and

•

Satisfaction of the service requirement with respect to 111,751 LTI Performance Units subject to the Aspirational Award granted to Ms. Clark in 2022. The Aspirational Awards expired without a resulting payout.

Ms. Clark also entered into a post-separation consulting agreement in connection with the Clark Separation Agreement, pursuant to which she received a $33,333 consulting fee per complete calendar month between July 1, 2025, and September 30, 2025.

Ms. Clark remains subject to the confidentiality, non-competition, non-solicitation and non-disparagement covenants set forth in her severance agreement.

The table below quantifies the value of the payments and benefits received or to be received by Ms. Clark pursuant to the Clark Separation Agreement.

Type of Benefits	Severance Payments ($)
Cash Severance	826,173
Equity Acceleration(1)	1,003,428
DER True Up Payment Value(2)	181,043
Continued Medical Coverage(3)	0
Consulting Fees	100,000
TOTAL	2,110,644

(1)

The amount reported in this row is calculated by multiplying the number of LTI Performance Units and LTI Restricted Units that accelerated and became vested, in each case, in connection with Ms. Clark’s termination of employment, by $13.05, the closing price of our common units on June 27, 2025 (the last trading day before Ms. Clark’s release revocation period ended on June 29, 2025, and treatment of such equity awards was triggered pursuant to the Clark Separation Agreement).

(2)

The amount reported in this row is calculated based on the distributions paid to our unitholders with respect to each outstanding common unit during the applicable performance period multiplied by the number of LTI Performance Units which accelerated.

(3)	Ms. Clark was eligible for, but did not elect to receive, COBRA reimbursement.

DIRECTOR COMPENSATION

Officers or employees of the General Partner or any of its affiliates who also serve as directors of the General Partner will not receive additional compensation for such service. Each director of the General Partner who is not an officer or employee of the General Partner or any of its affiliates receives the following cash compensation:

•	an annual base retainer fee of $75,000 per year;

•	an additional retainer of $30,000 per year if such director serves as the Lead Director;

•	an additional retainer of $20,000 per year if such director serves as the chair of the Audit Committee;

•	an additional retainer of $15,000 per year if such director serves as the chair of the Compensation Committee; and

•	an additional retainer of $10,000 per year if such director serves as the chair of any other committee, including the Nominating and Governance Committee.

In addition to cash compensation, our non-employee directors receive annual equity-based compensation under the Prior LTIP and the 2025 LTIP consisting of fully vested common units with an aggregate grant date value equal to approximately $200,000. Annual equity-based compensation is paid to our non-employee directors in a lump sum in arrears and is proportionately adjusted for partial years of service. Annual equity-based compensation awards are subject to the terms and conditions of the Prior LTIP, the 2025 LTIP, and the award agreements pursuant to which such awards are granted. In the year in which a new non-employee director is elected to the Board for the first time, such director receives a one-time initial award under the 2025 LTIP with a grant date value approximately equal to $100,000, subject to the terms and conditions of the 2025 LTIP and the award agreement pursuant to which such award is granted.

All retainers are paid in cash on a quarterly basis in arrears, subject to a non-employee director’s election to instead receive such retainers in the form of fully vested common units and are proportionately adjusted for partial years of service. Our non-employee directors do not receive any meeting fees, but each director is reimbursed for (i) travel and miscellaneous expenses to attend meetings and activities of the Board or its committees and (ii) travel and miscellaneous expenses related to participation in general education and orientation programs for directors.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)(1)	Unit Awards ($)(2)	Total ($)
Carin M. Barth	135,000	203,591	338,591
D. Mark DeWalch	75,000	203,591	278,591
Jerry V. Kyle, Jr	75,000	203,591	278,591
Michael C. Linn	85,000	203,591	288,591
Ashley J. Longmaid	75,000	156,864	231,864
William N. Mathis(3)	80,679	371,458	452,138
William E. Randall	76,685	203,591	280,276
Alexander D. Stuart	90,000	203,591	293,591
James W. Whitehead	75,000	203,591	278,591

(1)

Includes annual cash retainer fee and committee chair fees for each non-employee director during fiscal 2025, as more fully explained above. Messrs. D. Mark DeWalch, Kyle, Mathis, Randall and Stuart elected to receive all their retainer and meeting fees in fully vested common units in lieu of cash.

(2)

The amounts reflected in this column represent the grant date fair value of fully vested common units granted to the non-employee directors of the General Partner in January 2025 for service completed in 2024, computed in accordance with FASB ASC Topic 718. The number of common units granted to each non-employee director with respect to their January 2025 equity compensation award was determined by dividing $200,000 (or $154,098.36 for Mr. Longmaid) by the closing price of our common units on the date immediately preceding the date these awards were approved. See Note 9 to our consolidated financial statements for the fiscal year ended December 31, 2025, for additional detail regarding assumptions underlying the value of these equity awards. None of the non-employee directors held unvested common units as of December 31, 2025.

(3)	Mr. Mathis’s service on the Board ended in October 2025. At that time, he was paid for his Board service in 2025 in the form of a pro rata equity grant.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median annual total compensation of our employees (other than the Chief Executive Officer) and the annual total compensation of Thomas L. Carter, Jr., our Chief Executive Officer for 2025 (our “CEO”).

For the 2025 fiscal year, our last completed fiscal year:

•	The annual total compensation of the median employee of all employees of our company (other than the CEO) was $148,267; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $4,787,678.

•

Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than the CEO) was reasonably estimated to be 32.29 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that, as of December 31, 2025, our employee population consisted of approximately 122 individuals with all these individuals located in the United States (as reported in Item 1, Business, in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 24, 2026 (our “Annual Report”)). This population consisted of our full-time employees, as we do not have part-time, temporary, or seasonal workers, but this population excluded employees on leave as of the date of determination. While we retained independent contractors during the 2025 fiscal year, it was determined that these individuals were not employees for purposes of Item 402(u) of Regulation S-K because these individuals are not considered employees for U.S. federal income tax purposes.

•

We selected December 31, 2025, as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner and allowed for the most complete picture of employee compensation in 2025.

•

We used a consistently applied compensation measure to identify our median employee of comparing the amount of salary or wages and cash bonuses reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2025. Equity awards were excluded from the methodology because excluding them yields approximately the same median employee.

•

We identified our median employee by consistently applying this compensation measure to all of our employees included in our analysis. Since all our employees, including our CEO, are located in the United States, we did not make any cost-of-living adjustments in identifying the median employee.

•

After we identified our median employee, we combined all the elements of such employee’s compensation for the 2025 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $148,267. The difference between such employee’s salary, wages, overtime pay and cash bonuses and the employee’s annual total compensation represents the contributions in the amount of $5,765 that we made on the employee’s behalf to our 401(k) plan for the 2025 fiscal year.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2025 Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report.

PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation
S-
K
,
the Partnership is providing the following information regarding the relationship between executive compensation and the Partnership’s financial performance for each of the three years in the period ended December 31, 2025. In accordance with the applicable SEC rules, the adjustments described and quantified below were made to the values reported in the Summary Compensation Table for each applicable year to determine the “actual” compensation paid to our Principal Executive Officer (“PEO”) and the average “actual” compensation paid to our other NEOs.
The following table summarizes compensation values reported in the Summary Compensation Table for our PEO and the average for our other NEOs, as compared to “compensation actually paid” or “CAP” and the Partnership’s financial performance for the years ended December 31, 2025, 2024, 2023, 2022, and 2021:

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1) (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1) (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (in thousands)	Distributable Cash Flow (in thousands)(3)
					TSR(3)	Peer Group TSR(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2025	$4,787,678	$4,802,892	$1,888,457	$1,415,981	$328	$247	$299,932	$300,039
2024	$4,733,947	$4,904,750	$1,517,898	$1,042,034	$327	$252	$271,326	$349,446
2023	$4,551,321	$4,847,111	$1,432,098	$892,131	$322	$254	$422,549	$451,210
2022	$4,854,098	$11,023,787	$2,243,395	$4,299,524	$303	$244	$476,480	$441,062
2021	$4,853,340	$8,155,718	$1,773,850	$2,652,296	$168	$168	$181,987	$267,401

(1)	The PEO reflected in columns (b) and (c) represents Thomas L. Carter, Jr. The non-PEO NEOs reflected in columns (d) and (e) for each of 2021, 2022, 2023, 2024, and 2025 are as follows:
2025: L. Steve Putman, Carrie P. Clark, H. Taylor DeWalch, Fowler T. Carter and Chris R. Bonner
2024: L. Steve Putman, Carrie P. Clark, H. Taylor DeWalch, Dawn K. Smajstrla and Evan M. Kiefer
2023: Jeffrey P. Wood, L. Steve Putman, Carrie P. Clark, Dawn K. Smajstrla and Evan M. Kiefer
2022: Jeffrey P. Wood, L. Steve Putman, Carrie P. Clark and Dawn K. Smajstrla
2021: Jeffrey P. Wood, L. Steve Putman, Carrie P. Clark and Dawn K. Smajstrla

(2)
The Partnership deducted from and added to the Summary Compensation Table total compensation the following amounts to calculate compensation actually paid in accordance with Item 402(v) of Regulation
S-K
as disclosed in columns (c) and (e) for our PEO and
Non-PEO
NEOs in each respective year. As the Partnership’s NEOs do not participate in any defined benefit plans, no adjustments were required to amounts reported in the Summary Compensation Table totals related to the value of benefits under such plans. Note that, due to rounding, the sum of the adjustments and the compensation actually paid totals may not precisely equal the amounts disclosed in the table.

2025
PEO SUMMARY COMPENSATION TABLE TOTALS	$4,787,678
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(3,767,249)
Fair value at year end of equity awards granted during the year	3,249,561
Fair value of awards granted during the year that vested during the year	0
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(338,178)
Change in fair value of equity awards granted in prior years that vested during the year	(204,687)
Equity awards granted in prior years that were forfeited during the year	0
Dividends or other earnings paid on equity awards during the year	1,075,767
Total Equity Award Related Adjustments	15,214
COMPENSATION ACTUALLY PAID TOTALS	$4,802,892

2025
NON-PEO NEOS SUMMARY COMPENSATION TABLE TOTALS	$1,888,457
Add (Subtract):
Fair value of equity awards granted during the year from the Summary Compensation Table	(1,226,420)
Fair value at year end of equity awards granted during the year	729,611
Fair value of awards granted during the year that vested during the year	44,153
Change in fair value of equity awards granted in prior years that were unvested as of the end of the year	(39,425)
Change in fair value of equity awards granted in prior years that vested during the year	(42,883)
Equity awards granted in prior years that were forfeited during the year	(161,450)
Dividends or other earnings paid on equity awards during the year	223,938
Total Equity Award Related Adjustments	(472,476)
AVERAGE COMPENSATION ACTUALLY PAID TOTALS	$1,415,981

(3)
Please see disclosure under “Narrative Disclosure to Pay vs. Performance Table” below for a description of how TSR and Peer Group TSR are calculated and for how distributable cash flow is derived from our audited financial statements.

Disclosure of Most Important Performance Measures for 2025
Fiscal
Year
The following is an unranked list of the most important financial performance measures that we used to determine CAP for fiscal year 2025. For more detail regarding these financial performance measures, please see below, as well as “Compensation Discussion and Analysis” beginning on page 21.

Most Important Performance Measures
Distributable Cash Flow
Adjusted EBITDA
Net Debt to Adjusted EBITDA

Narrative Disclosure to Pay vs. Performance
Table
CAP and Total Unitholder Return
The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO
NEOs and both (i) the Partnership’s cumulative total return on our common units and (ii) the Partnership’s cumulative total unitholder return as compared to the cumulative total shareholder return of the S&P Oil & Gas E&P Index. Cumulative total returns presented below assume a $100 investment on December 31, 2020 and the reinvestment of dividends for each year presented below.

CAP and Net Income
The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO
NEOs and the net income of the Partnership for each year presented below.

CAP and Distributable Cash
Flow
The following graph illustrates the relationship between the CAP to our PEO and the average CAP to our non-PEO
NEOs and the Partnership Selected Measure, which for the Partnership is distributable cash flow, for each year presented
below. Distributable cash flow is calculated by reference to Adjusted EBITDA.
We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, and depreciation, depletion, and amortization expense, adjusted for impairment of oil and natural gas properties, accretion of asset retirement obligations, seismic data acquisition costs, non-cash equity-based compensation, unrealized gains and losses on commodity derivative instruments, and gains or losses on sales of assets, if any. We define distributable cash flow as Adjusted EBITDA plus or minus amounts for certain non-cash
operating activities, cash interest expense, distributions to preferred unitholders, and restructuring charges, if any.

CAP Versus Distributable Cash Flow
2021-2025
$500
$400
$300
$200
$100
$0
Distributable Cash Flow ($ Mil.)
$25
$20
$15
$10
$5
$0
Compensation Actually Paid ($ Mil.)
$267
$441
$451
$352
$300
$8.2
$2.7
$11.0
$4.3
$4.8
$0.9
$4.9
$1.0
$4.8
$1.4
2021
2022
2023
2024
2025
CAP to CEO
Other NEOs
Distributable Cash Flow

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common units that may be issued under equity compensation plans as of December 31, 2025:

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1) (a)	Weighted-average exercise price of outstanding options, warrants and rights (2) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) (c)
Equity compensation plans approved by security holders	9,220	$—	7,418,928
Equity compensation plans not approved by security holders	1,263,243	$—	—
Total	1,272,463	$—	7,418,928

(1)
With respect to the row for equity compensation plans not approved by security holders, this column reflects the maximum number of common units subject to 2024 and 2025 LTI Performance Units granted under the Prior LTIP outstanding and unvested as of December 31, 2025. This row also reflects the actual number of common units earned with respect to the 2023 LTI Performance Units that were vested but not yet settled as of December 31, 2025. With respect to the row for equity compensation plans approved by security holders, this column reflects the maximum number of common units subject to 2025 LTI Performance Units granted under the 2025 LTIP outstanding and unvested as of December 31, 2025. This column does not include any units related to DERs tandem to any of these LTI Performance Units because any such DER units were not determinable as of December 31, 2025. No options or warrants have been granted under the Prior LTIP or under the 2025 LTIP. Because the number of common units to be issued upon settlement of outstanding performance unit awards is subject to performance conditions, the number of common units actually issued may be substantially less than the numbers reflected in this column.

(2)
No options have been granted under the Prior LTIP or the 2025 LTIP, and performance unit awards reflected in column (a) of the row for equity compensation plans not approved by security holders are not reflected in this column as they do not have an exercise price.

(3)
This column reflects the total number of common units remaining available for issuance under the 2025 LTIP. No common units remain available for future issuance under the Prior LTIP. Any common units relating to the amounts reflected in column (a) that are forfeited, cancelled, or otherwise returned pursuant to the recycling provisions of the Prior LTIP or the 2025 LTIP will be added to the pool of common units available for issuance under the 2025 LTIP.

In 2025, the Board approved the adoption of the 2025 LTIP to replace the Prior LTIP following its expiration, which allows for the grant of the same type of awards and to the same service providers as was provided for under the Prior LTIP. On June 12, 2025, our unitholders approved the Board’s adoption of the Black Stone Minerals, L.P. 2025 LTIP at the Partnership’s 2025 Annual Meeting. Following the unitholder approval of the 2025 LTIP, no further awards have been or will be granted under the Prior LTIP, which expired on May 6, 2025, but the Prior LTIP will continue to govern awards previously granted and still outstanding as of such expiration date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding the beneficial ownership of our common and preferred units as of April 13, 2026 by:

•	the General Partner;

•	each of the General Partner’s directors, director nominees, and named executive officers;

•	each unitholder known by us to beneficially hold 5% or more of such classes of units; and

•	all of the General Partner’s directors, director nominees, and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the address for each beneficial owner listed below is 1001 Fannin Street, Suite 2020, Houston, Texas 77002.

Name of Beneficial Owner	Common Units Beneficially Owned	Percentage of Common Units Beneficially Owned
Black Stone Minerals GP, L.L.C.(1)	—	—
Carter2221, Ltd.(2)	11,481,503	5.4%
AP Basileia SPV, LLC(3)	14,711,219	7.0%
Thomas L. Carter, Jr.(4)	15,388,869	7.3%
H. Taylor DeWalch(5)	141,369	*
L. Steve Putman(6)	732,031	*
Carrie P. Clark(7)	118,401	*
Fowler T. Carter(8)	125,379	*
Chris R. Bonner(9)	50,678	*
Carin M. Barth	142,447	*
D. Mark DeWalch(10)	999,925	*
Anne L. Hamman(11)	1,554,614	*
Jerry V. Kyle, Jr.(12)	925,417	*
Michael C. Linn	208,150	*
Ashley J. Longmaid	148,463	*
William E. Randall(13)	4,194,996	2.0%
Alexander D. Stuart(14)	6,590,456	3.1%
James W. Whitehead(15)	6,231,674	3.0%

Directors and current executive officers as a group (14 people)	37,434,468	17.7%

*	Less than 1%
(1)

Black Stone Minerals GP, L.L.C., the General Partner, owns 205,000 common units; these units are not included in the beneficial ownership table or in total units outstanding because this entity is our wholly owned subsidiary.

(2)	Carter2221, Ltd. is a family partnership, of which our Executive Chairman, Thomas L. Carter, Jr., serves as the general partner.
(3)

AP Basileia SPV, LLC is the record holder of 14,711,219 preferred units, which are currently convertible into common units on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due. The address of AP Basileia SPV, LLC is 9 West 57th Street, 14th Floor, New York, NY 10019. AP Basileia SPV, LLC has entered into a Unitholder Agreement with the Partnership, which is discussed below in this section and in full in the “Certain Relationships and Related Party Transactions” subsection of the “Procedures for Review, Approval, and Ratification of Transactions with Related Persons” section.

(4)

Mr. Carter has sole voting power over 15,095,349 common units, including all units held by Carter2221, Ltd., described above. He shares voting power over 167,155 common units held by his spouse and an aggregate of 126,365 common units held by trusts for the benefit of Mr. Carter’s children. Mr. Carter’s ownership also includes 173,572 unvested restricted common units issued as equity-based compensation.

(5)	Includes 116,213 unvested restricted common units issued as equity-based compensation.
(6)	Includes 126,118 unvested restricted common units issued as equity-based compensation.
(7)	Ms. Clark’s employment ended on June 17, 2025.
(8)	Includes 95,259 unvested restricted common units issued as equity-based compensation.
(9)	Includes 45,872 unvested restricted common units issued as equity-based compensation.
(10)

Mr. D. Mark DeWalch has shared voting and investment power over 40,809 common units held by a trust, of which he serves as co-trustee, and 558,522 common units held by a family limited partnership, where he serves as a Manager and President of the partnership’s general partner. He also has shared voting and investment power over 6,749 common units held by his spouse.

(11)

Ms. Hamman has shared voting and investment power over an aggregate of 1,547,528 common units held by a family limited partnership and a 501(c)(3) charitable organization, as to both of which she disclaims beneficial ownership, except to the extent of her pecuniary interest.

(12)

Mr. Kyle has shared voting and investment power over an aggregate of 600,270 common units held by two trusts, of which he serves as co-trustee and beneficiary. He also has shared voting and investment power over an aggregate of 4,000 common units held by a family limited partnership.

(13)

Mr. Randall has shared voting and investment power of 4,003,222 common units held by RFG Mineral Company Ltd., as to which he disclaims beneficial ownership, except to the extent of his pecuniary interest.

(14)

Mr. Stuart has sole voting and investment power over an aggregate of 3,364,345 common units owned by Topsfield Energy, Ltd. and RDS Investments, L.P. He has sole voting power over 697,398 common units held by six trusts of which he serves as sole trustee, and he also has sole voting power over 286,976 common units held by a trustee of which he is sole trustee and beneficiary. He also shares voting and investment power over 187,462 common units held by two trusts, of which he serves as co-trustee.

(15)

Mr. Whitehead has shared voting and investment power over an aggregate of 6,153,656 common units owned by Crain Energy Ltd., Lacy Properties Ltd., Eagle Gathering System, Ltd., R. Lacy Services Ltd. Retirement Plan, and Crain Resources Ltd. He also has sole voting power over 26,153 common units held by a trust, of which he serves as sole trustee.

Name of Beneficial Owner	Preferred Units Beneficially Owned (1)	Percentage of Preferred Units Beneficially Owned (3)
AP Basileia SPV, LLC(2)(4)	14,711,219	100.0%

(1)

The preferred units vote on an as-converted basis with our common units and have certain other class voting rights with respect to, among other things, any amendment to the Partnership Agreement or our certificate of limited partnership that would be materially adverse to any of the rights, preferences, or privileges of the preferred units. Each holder may elect to convert all or any portion of its preferred units into common units on a one-for-one basis, subject to customary anti-dilution adjustments and an adjustment for any distributions that have accrued but not been paid when due. Under certain conditions, we may elect to convert all or any portion of the preferred units into common units. We may also elect to redeem the preferred units at any time during the 90-day period beginning on each Readjustment Date (as defined in the Partnership Agreement) at a redemption price payable wholly in cash equal to the Issue Price plus accrued and unpaid distributions on the applicable preferred units.

(2)

On August 22, 2025, the Partnership and AP Basileia SPV, LLC entered into a Unitholder Agreement, pursuant to which (i) the AP Basileia SPV, LLC agreed to vote all of its preferred units and Acquired Securities in accordance with the recommendations of the Board on all ordinary course matters submitted for approval of the limited partners and (ii) the Partnership agreed not to exercise its right to redeem the preferred units, in each case, during the period commencing on the Execution Date and ending on November 27, 2027.

(3)	Percentages based upon 14,711,219 preferred units issued and outstanding as of April 13, 2026.
(4)	AP Basileia SPV, LLC is the record holder of 14,711,219 preferred units. The address of AP Basileia SPV, LLC is 9 West 57th Street, 14th Floor, New York, NY 10019.

DELINQUENT 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common units to timely file with the SEC initial reports of ownership and reports of changes in their ownership of our common units.

To our knowledge, based solely on a review of the reports we filed on behalf of our directors and executive officers, as well as written representations from these persons that no other reports were required, and all other Section 16(a) reports provided to us, we believe that during fiscal year 2025 our directors, executive officers and holders of more than 10% of our common units filed the required reports on a timely basis under Section 16(a), with the exception of two reports covering initial ownership and one transaction that were filed four and six days late, respectively, on behalf of Erin Phillips in 2026, due to a delay in receipt of filing codes.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has appointed Deloitte as our independent registered public accounting firm for the year ending December 31, 2026. Deloitte became our independent registered public accounting firm effective February 26, 2025, and was appointed by the Audit Committee to serve as our independent registered public accounting firm for the year ended December 31, 2025. Prior to February 26, 2025, our independent registered public accounting firm was Ernst & Young LLP (“Ernst & Young”). See the subsection entitled “Change in Auditor” below.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement should they choose to do so. These representatives will also be available to respond to appropriate questions and inquiries from unitholders.

Unitholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by the Partnership Agreement or otherwise. We have submitted ratification to a vote of the unitholders because we believe this ratification is consistent with best practices in corporate governance to do so. If the unitholders fail to ratify the selection, the Audit Committee will reconsider the retention of that firm, but may retain such independent registered public accounting firm regardless of the vote. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of us and our unitholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF

DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE

YEAR ENDING DECEMBER 31, 2026.

Change in Auditor

Dismissal of Ernst & Young

As previously reported, on February 26, 2025, the Audit Committee of the Board chose not to renew the engagement of Ernst & Young as the Partnership’s independent registered public accounting firm, effective as of February 26, and notified Ernst & Young that it was dismissed as the Partnership’s independent registered public accounting firm.

The audit reports of Ernst & Young on the Partnership’s consolidated financial statements as of and for the years ended December 31, 2024, and December 31, 2023, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2024, and December 31, 2023, and through February 25, 2025, there were no (a) disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter in their reports; or (b) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Partnership previously provided Ernst & Young with a copy of the foregoing disclosures and requested and received a letter from Ernst & Young addressed to the SEC dated February 28, 2025, which was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2025, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

Appointment of Deloitte

Effective February 26, 2025, the Audit Committee approved the appointment of Deloitte as the Partnership’s independent registered public accounting firm for the fiscal year ended December 31, 2025.

During the years ended December 31, 2024, and December 31, 2023, and through February 25, 2025, the Partnership did not consult with Deloitte with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Partnership’s consolidated financial statements; or (b) any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Audit and Other Fees

For the years ended December 31, 2025 and 2024, consolidated fees billed to us by Deloitte and Ernst & Young, respectively, our independent registered public accounting firm for those periods, were as follows (in thousands):

	Year Ended December 31,
Fees Paid	2025	2024
Audit Fees(1)	$1,045	$1,167
Audit-Related Fees(2)	—	—
Tax Fees(3)	783	—
All Other Fees(4)	—	—

Total	$1,828	$1,167

(1)

Audit Fees consist of the aggregate fees billed for professional services rendered for (i) the audit of our annual financial statements, including those included in our Annual Report on Form 10-K, and a review of interim financial statements, including those included in our Quarterly Reports on Form 10-Q, (ii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iii) accounting consultations.

(2)

Audit-Related Fees consist of the aggregate fees billed for professional services rendered in connection with assurance and related services that are reasonably related to the performance of the audit or review of the registrant’s financial statements.

(3)	Tax Fees consist of the aggregate fees billed for professional services rendered in connection with tax compliance, tax advice, and tax planning.
(4)	Other Fees consist of aggregate fees billed for professional services rendered by the principal accountant that are not included in Audit Fees, Audit-Related Fees, or Tax Fees.

As outlined in its charter, the Audit Committee of the Board is responsible for reviewing and approving, in advance, any audit and any permissible non-audit engagement or relationship between us and our independent auditors. For the year ended December 31, 2025, the Audit Committee pre-approved 100% of the services described above.

PROPOSAL 3—NON-BINDING ADVISORY VOTE TO APPROVE NAMED EXECUTIVE

OFFICER COMPENSATION

Section 14A(a)(1) of the Exchange Act, which was added to the Exchange Act by Section 951 of the Dodd-Frank Act, affords the limited partners a vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation and is not a vote on our general compensation policies, compensation of the Board, or our compensation policies as they relate to risk management.

We believe the Partnership’s success is dependent on our employees. Our compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality employees. The Compensation Committee believes that our current executive compensation program reflects a pay-for-performance philosophy and aligns the interests of our executive officers and the limited partners. Our core executive compensation practices are summarized below:

What We Do	What We Don’t Do
✓ Link annual incentives to the achievement of pre-established performance goals	X Tax gross ups
✓ Emphasize long-term performance	X “Single trigger” change-in-control payments
✓ Provide at least 50% of our long-term compensation in the form of performance-based incentives	X Excessive perquisites
✓ Regularly evaluate the risks of our compensation programs	X Hedging of Partnership units
✓ Maintain an independent Compensation Committee	X Guaranteed minimum bonus payments for executive officers
✓ Engage an independent compensation consultant	X Automatic increases in executive base salary or lock-step changes in compensation based on peer group levels or metrics
✓ Maintain a clawback policy	X Repricing or buyout of underwater options without unitholder approval
✓ Emphasize performance-based, at risk compensation
✓ Maintain robust unit ownership and retention guidelines
✓ Hold an annual say-on-pay advisory vote

The Board invites you to review carefully the “Executive Compensation and Other Information” section and asks that you cast your vote to endorse our executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to the Partnership’s named executive officers, as disclosed in the 2026 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Pursuant to the Partnership Agreement, this proposal requires approval by a majority of the votes cast by the unitholders entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of establishing quorum but otherwise will have no effect on this proposal. While this vote does not bind the Board to any particular action, the Board values the input of the limited partners and will take into account the outcome of this vote in considering future compensation arrangements. We include this limited partner advisory vote annually, and we expect that the next such vote will occur at the 2027 Annual Meeting of Limited Partners.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADVISORY

RESOLUTION REGARDING EXECUTIVE COMPENSATION.

AUDIT COMMITTEE REPORT

The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that Black Stone Minerals, L.P. (the “Partnership”) specifically incorporates such information by reference in such filing.

The Board of Directors of the Partnership’s general partner (the “Board”) has determined that all current Audit Committee members are (i) independent, as defined in Rule 10A-3 promulgated under the Exchange Act, (ii) independent under the standards set forth by the New York Stock Exchange, and (iii) financially literate. In addition, Ms. Carin M. Barth qualifies as an audit committee financial expert under the applicable rules promulgated pursuant to the Exchange Act.

The Audit Committee has reviewed and discussed with the Partnership’s management the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025. The Audit Committee discussed with Deloitte, the Partnership’s independent registered public accounting firm for the year ended December 31, 2025, matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”).

Deloitte also provided to the Audit Committee the written disclosure required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte the firm’s independence.

Based on the Audit Committee’s discussions with management and Deloitte, and the Audit Committee’s review of the report of Deloitte to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

The Audit Committee:

Carin M. Barth, Chair

Anne L. Hamman

James W. Whitehead

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the unitholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

PROPOSALS AND NOMINATION OF DIRECTOR CANDIDATES FOR THE 2027 ANNUAL MEETING

If our 2027 Annual Meeting is held within 30 days before or 70 days after June 11, 2027, in order to nominate a person for election to the Board, notice must be received in writing by our Investor Relations Department at our principal executive offices at 1001 Fannin Street, Suite 2020, Houston, Texas 77002, no later than the close of business on March 13, 2027, and no earlier than February 11, 2027. If our 2027 Annual Meeting is held more than 30 days before or 70 days after June 11, 2027, the nomination notice must be received in writing by our Investor Relations Department at the address listed above not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made by us or the General Partner. All such unitholder nominations must also be otherwise eligible for election under the terms set forth in the Partnership Agreement. For additional information, please read “Governance Matters—Director Nominations.” In addition, unitholders who intend to solicit proxies in support for director nominees other than the Partnership’s nominees must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Any unitholder who wishes to submit a proposal for inclusion in the proxy materials and for presentation at the 2027 Annual Meeting may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In accordance with Rule 14a-8, unitholder proposals should be received by our Investor Relations Department not later than December 31, 2026. Any unitholder who wishes to submit a proposal for inclusion in the proxy materials for our 2027 Annual Meeting must submit such proposal by the date referred to above, or it will be considered untimely.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Black Stone Minerals, L.P. Common Units Preferred Units

VOTE BY INTERNET

https://app.vinylequity.com/voting/login

Use the Internet to vote by proxy up until June 10, 2026 at 11:59 PM Central Time. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 16 character Voting Control Code below and follow the instructions to vote your proxy.

VOTE BY MAIL

Mark, sign, and date this proxy card and promptly return to:

Vinyl Equity, Inc.

Attn: Proxy

PO Box 247, Winnetka, IL, 60093, USA

VOTE BY EMAIL OR BY FAX

Mark, sign, and date this proxy card and promptly return it by email to:

proxy@vinylequity.com

Attn: Proxy

or by fax to:

+1 847-485-0486

Attn: Proxy

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by the Partnership in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via email or the Internet. To sign up for electronic delivery, please provide your email and consent at https://forms.gle/ bczLN84xRaufmuq89.

CONTROL CODE: AAAA-BBBB-CCCC-DDDD

The undersigned hereby appoints L. Steve Putman, H. Taylor DeWalch and Fowler T. Carter as the true and lawful proxy of the undersigned, with full power of substitution, to vote all of the Common Units and Preferred Units of Black Stone Minerals, L.P. (the “Partnership”), which the undersigned is entitled to vote at the Annual Meeting of Limited Partners of the Partnership to be held at 12:00 PM Central Time June 11, 2026 to be held virtually via live webcast at https:// register.proxypush.com/BSM and any adjournment or postponement thereof. There will not be a physical meeting location. Please see the enclosed Proxy Materials from the Partnership for more details. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Units and Preferred Units and hereby ratifies and confirms all actions that said proxy, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

If the undersigned signs, dates, and returns this proxy card but gives no directions for voting, the proxy holders will vote in accordance with the Board recommendations. The proxy holders are each authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of the Partnership’s general partner. If this signed card contains no specific voting instructions, the units will be voted with the Board’s recommendations.

TO VOTE, MARK YOUR VOTES BELOW IN BLUE OR BLACK INK AS FOLLOWS:

Continued on page 2

The Board of Directors recommends that you vote FOR ALL NOMINEES on this Proposal

1. To elect directors to the Board, each to serve until the 2027 Annual Meeting of Limited Partners of the Partnership and thereafter until such director’s successor shall have been duly elected and qualified, or until such director’s earlier death, resignation, or removal.

a. Thomas L. Carter, Jr.	☐ Vote FOR all nominees	☐ WITHHOLD votes from all nominees	☐ Vote FOR ALL EXCEPT. To withhold authority to vote for any nominee(s) write the names or assigned letter of such nominee(s) below. (See instructions below.)
b. Fowler T. Carter
c. H. Taylor DeWalch
d. Carin M. Barth
e. D. Mark DeWalch
f. Anne L. Hamman
g. Jerry V. Kyle, Jr.
h. Michael C. Linn
i. Ashley J. Longmaid
j. William E. Randall
k. Alexander D. Stuart
l. James W. Whitehead

INSTRUCTIONS: To cumulate your vote for one or more of the nominee(s) listed, write the manner in which such votes shall be cumulated in the space to the right of the nominee(s) name(s). If you are cumulating your vote, DO NOT write the nominee(s) name(s) or assigned letter of such nominee(s) above under “Vote FOR ALL EXCEPT”.

The Board of Directors recommends that you vote FOR this Proposal

2. To ratify the appointment of Deloitte & Touche LLP as the Partnership’s independent registered public accounting firm for the year ending December 31, 2026.	For	Against	Abstain
	☐	☐	☐

The Board of Directors recommends that you vote FOR this Proposal

3. To approve, on a non-binding advisory basis, the compensation of the Partnership’s named executive officers for the year ended December 31, 2025.	For	Against	Abstain
	☐	☐	☐

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such Common Units and Preferred Units and hereby ratifies and confirms all actions that said proxy, their substitutes, or any of them, may lawfully take in accordance with the terms hereof.

Authorized Signatures – This section MUST be completed for your vote to be counted – date and sign below.

Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee, guardian, or officer, please indicate full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign the full corporate or partnership name, by authorized officer.